Filed Pursuant to Rule 424(b)(5)

Registration No. 333-281314

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 6, 2024)

23,809,530 Class A Ordinary Shares

Up to 47,619,060 Series A Warrants, Each to Purchase One Class A Ordinary Share

23,809,530 Series B Warrants to Purchase up to 23,809,530 Units, Each Consisting of One Class A Ordinary Share and One Series A Warrant to Purchase One Class A Ordinary Share

Up to 71,428,590 Class A Ordinary Shares Underlying the Series A Warrants and Series B Warrants

Placement Agent Warrants to Purchase up to 1,190,476 Class A Ordinary Shares

Up to 1,190,476 Class A Ordinary Shares Underlying Placement Agent Warrants

DIGITAL CURRENCY X TECHNOLOGY INC.

Pursuant to this prospectus supplement and the accompanying prospectus, Digital Currency X Technology Inc., a Cayman Islands exempted company with limited liability (the “Company,” “DCX,” “we,” “us,” and “our”) is offering to certain institutional investors (the “Purchasers”) an aggregate of 23,809,530 Class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”), together with (i) Series A warrants to purchase up to 23,809,530 Class A Ordinary Shares (the “Series A Warrants”) and (ii) Series B warrants to purchase up to 23,809,530 units, each initially consisting of one Class A Ordinary Share and one Series A Warrant to purchase one Class A Ordinary Share (the “Series B Warrants”, together with the Series A Warrants, the “Warrants.”)

Each Class A Ordinary Share is offered with one Series A Warrant and one Series B Warrant at a combined offering price of US$0.21.

The Series A Warrants have an initial exercise price of US$0.44 per Class A Ordinary Share and are exercisable immediately for five years from their Initial Exercise Date. The Series B Warrants have an initial exercise price of US$0.21 per unit and are exercisable from their Issuance Date for 30 days, subject to the applicable expiration-date provisions. Exercise prices and the underlying securities are subject to the adjustments described in this prospectus supplement. This offering includes all Class A Ordinary Shares issuable upon exercise of the Warrants, including the Class A Ordinary Shares underlying the 23,809,530 additional Series A Warrants issuable upon exercise of the Series B Warrants.

A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% (or, if elected by the holder at the closing of this offering, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. The holder may increase or decrease the applicable limitation, provided that any increase will not become effective until the 61st day after notice is delivered to us and the limitation may not exceed 9.99%. This prospectus supplement also relates to the offering of Placement Agent Warrants (as defined below) and Class A Ordinary Shares issuable upon exercise of the Placement Agent Warrants.

Separately, under the securities purchase agreement the number of Class A Ordinary Shares purchased by a purchaser and its affiliates at the closing may not result in that purchaser beneficially owning, as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, in excess of 9.99% of our then issued and outstanding Ordinary Shares. A purchaser whose subscription amount would otherwise exceed that limit will have its subscription amount automatically reduced as necessary, and its purchase is conditioned on the issuance of Class A Ordinary Shares at the closing to the other purchasers.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “DCX.” The last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on September 17, 2026 was US$0.4401 per share. There is no established trading market for the Warrants, and we do not intend to apply for listing of the Warrants on any national securities exchange.

On March 20, 2026, we completed the disposition of Chijet Inc. and its subsidiaries through the sale of all of the issued share capital of Chijet Inc. which constituted our legacy electric-vehicle business and generated substantially all of our historical revenues. Accordingly, descriptions in the accompanying prospectus of our former China-based electric-vehicle operations and related PRC operational risks no longer describe our current business and are superseded by the information in this prospectus supplement and the documents incorporated herein by reference. Our current business is focused on digital-asset treasury management and staking, DexTrader and a newly established AI cloud computing services initiative. See “Prospectus Supplement Summary—Our Current Business.”

At an extraordinary general meeting held on September 3, 2026, our shareholders approved a consolidation of our issued and unissued Class A ordinary shares and Class B ordinary shares at a ratio of one hundred and sixty (160) to one (1), to become effective at 5:00 p.m. (Eastern Time) on the date confirmed by The Nasdaq Stock Market LLC, or on a date to which The Nasdaq Stock Market LLC has raised no objection (the “Share Consolidation”), together with a related increase in our authorized share capital, a reduction of the par value of each issued share back to US$0.0001, a sub-division of the authorized but unissued shares and the adoption of our sixth amended and restated memorandum and articles of association. As of the date of this prospectus supplement the Share Consolidation has not become effective. The share numbers and per share prices in this prospectus supplement do not give effect to the Share Consolidation. The Share Consolidation would be a Share Combination Event as defined under the Series A Warrants and the Series B Warrants, which would reduce the exercise price of those warrants to the lowest volume weighted average price over the period beginning five trading days before and ending five trading days after the Share Combination Event Date and would increase the number of securities issuable on exercise correspondingly. See “Risk Factors” and “Description of Securities We Are Offering.”

We have engaged Maxim Group LLC as our exclusive placement agent (“Maxim” or the “Placement Agent”) on a reasonable best efforts basis in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and has no obligation to purchase any securities. See “Plan of Distribution” of this prospectus supplement for more information regarding these arrangements.

	Per Class A Ordinary Share	Total
Offering price	$0.21	$5,000,001.30
Placement Agent fees (1)	$0.0147	$350,000.09
Proceeds, before expenses, to the Company	$0.1953	$4,650,001.21

(1)	Represents a cash fee equals to 7.0% of the aggregate purchase price paid by investors in this offering, in addition to the Placement Agent Warrants. We will also pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds we receive upon each exercise of Series B Warrants, within two business days of such exercise. Subject to compliance with FINRA Rule 5110(g)(5)(A), we have also agreed to reimburse the Placement Agent for its reasonable out-of-pocket actual expenses of up to US$50,000, payable directly out of the gross proceeds at the closing. See “Plan of Distribution” for a complete description of compensation payable to the placement agent.

The delivery to purchasers of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about September 21, 2026, subject to satisfaction of certain customary closing conditions.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” of this prospectus supplement and on page 6 of the accompanying prospectus.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Maxim Group LLC

Sole Placement Agent

Prospectus supplement dated September 18, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy Class A Ordinary Shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A Ordinary Shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

On August 6, 2024, we filed with the U.S. Securities and Exchange Commission, or the SEC, a registration statement on Form F-3 (File No. 333-281314) utilizing a shelf registration process relating to the securities described in this prospectus supplement. The registration statement on Form F-3 was declared effective on August 16, 2024. Under this shelf registration process, we have registered to sell, from time to time, up to US$200 million in the aggregate of ordinary shares, debt securities, warrants, rights and units. We are offering Class A Ordinary Shares, Series A Warrants and Series B Warrants in this offering, together with the units and Series A Warrants issuable upon exercise of the Series B Warrants and the Class A Ordinary Shares underlying all such warrants. This prospectus supplement also covers the Placement Agent Warrants and their underlying Class A Ordinary Shares.

The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, exceeds US$75 million, calculated on the basis of the number of Class A Ordinary Shares held by non-affiliates and a price of US$1.24 per share, which was the highest closing price of our Class A Ordinary Shares on the Nasdaq Capital Market within 60 days prior to the date of this prospectus supplement. The limitation in General Instruction I.B.5 of Form F-3 does not apply to this offering, and we are offering the securities described in this prospectus supplement in reliance on General Instruction I.B.1 of Form F-3.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and adds, updates and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

Following the Disposal of Chijet Inc. on March 20, 2026, Chijet Inc. and its subsidiaries ceased to be subsidiaries of the Company and are no longer included in our consolidated financial statements. Therefore, unless the context indicates otherwise, descriptions in the accompanying prospectus of the automotive business, its operations, assets and liabilities relate to a business that we no longer own. To the extent inconsistent, those descriptions are modified or superseded by this prospectus supplement and the documents incorporated by reference herein.

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Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

This prospectus supplement and the accompanying prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to the “Company,” “DCX” “Digital Currency X,” “we,” “us” or “our” refer to Digital Currency X Technology Inc. and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement contains forward-looking statements that reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors, including those listed under “—Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	changes in applicable laws or regulations;

●	the successful development, user adoption, and future monetization of our DexTrader platform ;

●	the timing of revenue and expenditures;

●	the ability of ours to access sufficient capital to run its business;

●	assumptions regarding, and changes in, energy, material and labor prices;

●	the possibility that we might be adversely affected by other economic, business or competitive factors;

●	the future financial and business performance of us and our subsidiaries;

●	the performance and reliability of our DexTrader platform and its underlying technology ;

●	the potential market size and the assumptions and estimates related thereto;

●	changes in the market for our products and services, including the volatility and public perception of the digital currency markets;

●	the outcome of any legal proceedings that might be instituted against us;

●	expansion and other plans and opportunities in the technology and digital asset sectors;

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek” or “target,” or similar expressions; and

●	other factors in “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission on April 30, 2026 (the “2025 Annual Report”).

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should thoroughly read this supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. In addition, the rapidly changing nature of the online consumer finance industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information about us and the offering contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, before making an investment decision, especially the information presented under the heading “Risk Factors” of this prospectus supplement, and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference.” In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, “DCX,” “the Company,” “we,” “our” and “us” refer to Digital Currency X Technology Inc. and its consolidated subsidiaries.

Overview

Digital Currency X Technology Inc. (“Digital Currency X”) is a Cayman Islands exempted company structured as a holding company. We are a technology company focused on digital asset management following the divestment of our legacy electric vehicle business.

On March 18, 2026, we entered into a binding share purchase agreement pursuant to which we agreed to sell our entire equity interest in Chijet Inc. to Drivepoint Holdings Ltd. for total consideration of US$1.00. The sale was completed on March 20, 2026. Following the disposal, Chijet Inc. and its subsidiaries are no longer included in our consolidated financial statements, and the results of operations of the disposal group are presented as discontinued operations.

Our new core business is centered on two key initiatives: the DexTrader platform, an on-chain data and information service platform, and our digital asset treasury management. On June 25, 2026, we also announced that we intended to use proceeds from a private placement, among other purposes, to expand our newly established AI cloud computing services business, further diversifying our revenue base. We have incurred net losses and negative cash flows from operating activities, and, as disclosed in our 2025 Annual Report, there is substantial doubt about our ability to continue as a going concern. See “Risk Factors.”

Our Current Business

Historically, our primary business was the development and manufacturing of traditional and new energy vehicles under the Chijet brand. Following our pivot to Digital Currency X Technology Inc. in December 2025 and the divestiture of our automotive business in March 2026, our focus has shifted entirely to our new business lines: the DexTrader data and information services platform, and digital asset treasury management. For the six months ended June 30, 2026, our continuing operations generated no revenue and incurred an operating loss of approximately US$2.04 million and a net loss of approximately US$189.01 million. The net loss included approximately US$186.97 million of unrealized losses from changes in the fair value of our crypto assets.

Digital Asset Treasury Management

As of June 30, 2026, our cryptocurrency holdings consisted entirely of 157,453,325 EDGEAI tokens. Those tokens had a recorded cost basis of US$318.633 million and a reported fair value of US$214.993 million, compared with US$401.963 million at December 31, 2025. We recognized an unrealized fair value loss of approximately US$186.97 million on these holdings during the six months ended June 30, 2026.

On January 6, 2026, the Company entered into the EDGEAI Staking Agreement (the “Staking Agreement”) with EDGEAI Foundation (the “Foundation”). Pursuant to the Staking Agreement, the Company agrees to stake 157,453,325 EDGEAI to the mainnet smart contract designated by the Foundation, with a staking term of twelve months from the date of successful staking of the Tokens. During the staking term, the EDGEAI will be locked in the smart contract, and the Company is prohibited from selling, transferring, pledging, or otherwise encumbering such Tokens. Upon maturity, the Tokens will automatically unlock and be returned to DCX’s designated address, unless the Parties agree to renew the Staking Agreement in writing. In consideration for the staking, DCX will receive a floating annualized yield of 3.5%–8% in accordance with the EDGEAI Mainnet rules, with rewards distributed automatically in the form of EDGEAI by block cycle or monthly. The Foundation provides no fixed-income guarantee. On May 18, 2026, we and the Foundation mutually agreed to terminate the Staking Agreement. The staking arrangement ceased and the related tokens were released. No material penalties or other liabilities arose from the termination, and no EDGEAI tokens were subject to the arrangement as of June 30, 2026.

DexTrader Platform

Our new platform, DexTrader, was launched in 2026 to provide global cryptocurrency traders with real-time, comprehensive data insights and analytical tools for decentralized exchanges (DEXs). DexTrader is positioned solely as a data and information service, similar to a financial news and data terminal, and does not facilitate or participate in any asset transactions.

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As of the date of this prospectus supplement, DexTrader remains in its early operational phase, focused on user acquisition and product optimization, and has not yet generated any revenues.

AI Cloud Computing Services

In connection with the private placement announced on June 25, 2026, we stated that we intended to use the proceeds for working capital and general corporate purposes, including the continued execution of our digital asset treasury strategy and the expansion of our newly established AI cloud computing services business, further diversifying our revenue base.

Recent Development

Disposal of the Former Automotive Business

On March 18, 2026, we entered into a share purchase agreement with Drivepoint Holdings Ltd., an unaffiliated Cayman Islands company, to sell all of the issued share capital of Chijet Inc. for US$1.00 in cash. The transaction closed on March 20, 2026. Chijet Inc. and its subsidiaries ceased to be our subsidiaries at closing, and their historical results are presented as discontinued operations.

The Disposal is part of the Company’s strategic transition away from its legacy electric vehicle manufacturing business, which has experienced intense industry competition, supply chain challenges, and cumulative losses exceeding US$100 million. Following a comprehensive strategic review, the Company’s board of directors determined that divesting the Disposal Company would allow the Company to eliminate a loss-making operation, improve its financial position, and focus resources on its core business, technology and digital asset management. The Company believes that the Disposal will enhance its ability to achieve sustainable profitability, support the growth of new technology-driven business lines, and facilitate ongoing compliance with Nasdaq listing requirements.

Proposed Strategic Cooperation with Whales AI

On July 29, 2026, we entered into a non-binding memorandum of understanding (the “MOU”) with Whales AI Limited (“Whales AI”), a provider of AI-powered educational robotics models, for a proposed cooperation to commercialize Whales AI's AI and STEM education robotics platform in the United States and Canada. The MOU contemplates that we would invest US$20,000,000 in the development of the platform in exchange for the exclusive right to market, sell and operate the platform in those markets, with platform revenue to be shared 60% to us and 40% to Whales AI.

The MOU is non-binding as to its principal commercial terms. No amounts have been committed under the MOU, and there can be no assurance that definitive agreements will be entered into or that the proposed cooperation will proceed.

Recent Share Consolidations and Share Capital Reorganization

On November 3, 2025, we completed a 100-for-1 consolidation of our issued and unissued ordinary shares, resulting in an increase in the par value of each ordinary share from US$0.003 to US$0.30.

On December 22, 2025, our shareholders approved, with immediate effect, an increase in our authorized share capital from US$30,000,000 divided into 100,000,000 shares of a par value of US$0.30 each to US$3,000,000,000 divided into 10,000,000,000 shares of a par value of US$0.30 each, comprising 9,982,000,000 Class A Ordinary Shares and 18,000,000 Class B Ordinary Shares. Our shareholders also authorized our board of directors to implement one or more share consolidations during the following two years, provided that the cumulative consolidation ratio would not exceed 3,000-for-1, and approved the Fourth Amended and Restated Memorandum and Articles of Association.

On January 22, 2026, we effected a 12-for-1 share consolidation, whereby every twelve Class A Ordinary Shares of a par value of US$0.30 each were consolidated into one Class A Ordinary Share of a par value of US$3.60, and every twelve Class B Ordinary Shares of a par value of US$0.30 each were consolidated into one Class B Ordinary Share of a par value of US$3.60.

On May 13, 2026, our shareholders approved the Share Capital Reduction and Reorganization. The approved actions included reducing the par value of each issued Class A Ordinary Share and Class B Ordinary Share from US$3.60 to US$0.0001, transferring the credit arising from the reduction to a distributable reserve account, subdividing each authorized but unissued Class A Ordinary Share and Class B Ordinary Share of a par value of US$3.60 into 36,000 shares of the same class of a par value of US$0.0001 each, and cancelling excess authorized but unissued shares. Our shareholders also approved that, immediately following the Share Capital Reduction and Reorganization becoming effective, our authorized share capital be increased to US$300,000 divided into 3,000,000,000 shares of a par value of US$0.0001 each, comprising 2,994,600,000 Class A Ordinary Shares and 5,400,000 Class B Ordinary Shares. They also approved the Fifth Amended and Restated Memorandum and Articles of Association, effective upon the Share Capital Reduction and Reorganization and the Share Capital Increase, and expanded the authority of our board of directors to implement one or more share consolidations during the following three years, provided that the cumulative consolidation ratio would not exceed 4,000-for-1. The board may elect not to implement any such share consolidation during that period.

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US$700 Million Private Placement Offering

On June 24, 2026, we entered into a Securities Purchase Agreement (the “Agreement”) with certain investors (the “Purchasers”). Under the Agreement, the Purchasers agreed to subscribe for, and the Company agreed to issue and sell, an aggregate of US$700,000,000 of units (the “Units”) in a private placement (the “Private Placement”), with each Unit consisting of one Class A ordinary share, par value of US$0.0001 per share of the Company (the “Ordinary Share”) and three warrants (the “Warrants”), at a purchase price of US$2.11 per Unit. The Warrants have an exercise price of $2.11 per share (subject to adjustment as set forth in the Warrants), are exercisable on or after June 24, 2026 and will expire three (3) years after that date.

The Private Placement was closed on July 3, 2026. At the closing, the Company issued an aggregate of 331,753,557 Units to the Purchasers, consisting of 331,753,557 Ordinary Shares and 995,260,671 Warrants, for an aggregate purchase price of US$700,000,000. On July 3, 2026, we received 491,849,359 EDGEAI tokens as consideration, with an aggregate gross value of US$700.0 million. We intend to use the proceeds from the Private Placement for working capital and general corporate purposes. The consideration was received in digital assets, and realization of cash from those assets is subject to market liquidity, counterparty availability and regulatory uncertainties.

2026 Share Incentive Plan

On August 26, 2026, we filed a registration statement on Form S-8 registering 87,894,296 Class A Ordinary Shares for issuance under our 2026 Share Incentive Plan, which became effective on August 25, 2026. The plan’s share limit automatically increases on the first day of each calendar year during its term by 10% of the Class A Ordinary Shares outstanding on December 31 of the preceding year, or such lesser number as determined by the committee administering the plan. As of the date of this prospectus supplement, these shares remain reserved for future issuance, and no shares have been issued under the plan.

September 3, 2026 Extraordinary General Meeting

On September 3, 2026, our shareholders approved a 160-for-1 consolidation of our issued and unissued Class A Ordinary Shares and Class B Ordinary Shares, increasing their par value from US$0.0001 to US$0.016. Fractional entitlements will be rounded up to whole shares. The consolidation is to become effective at 5:00 p.m. Eastern Time on the date confirmed or not objected to by Nasdaq.

Shareholders also approved a subsequent increase in authorized capital to US$48,000,000, followed, subject to applicable Cayman Islands requirements, by a capital reduction and reorganization. These steps would reduce the par value of issued shares to US$0.0001, transfer the resulting credit to a distributable reserve, subdivide authorized but unissued shares and cancel excess authorized shares, leaving authorized capital of US$300,000 comprising 2,994,600,000 Class A Ordinary Shares and 5,400,000 Class B Ordinary Shares. The approved Sixth Amended and Restated Memorandum and Articles of Association would take effect following those steps and include changes to general-meeting notice requirements and service of notices through our website.

Corporate Information

We are a Cayman Islands exempted company structured as a holding company. Our principal executive offices are located at Room 1101, 11/F., Capital Centre, 151 Gloucester Road, Wanchai, Hong Kong. Our telephone number is +86-0535-2766221.

Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

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THE OFFERING

Securities Offered by Us	23,809,530 Class A Ordinary Shares, together with Series A Warrants to purchase up to 23,809,530 Class A Ordinary Shares and Series B Warrants to purchase up to 23,809,530 units, each initially consisting of one Class A Ordinary Share and one Series A Warrant to purchase one Class A Ordinary Share. Up to 71,428,590 Class A Ordinary Shares Underlying the Series A Warrants and Series B Warrants.

Offering Price	$0.21 per Class A Ordinary Share.

Placement Agent Warrants	We have agreed to issue to the placement agent warrants to purchase up to 1,190,476 Class A Ordinary Shares as a portion of the compensation payable to the Placement Agent in connection with this offering (the “Placement Agent Warrants”). The Placement Agent Warrants are on the same terms as the Series A Warrants, which will be immediately exercisable upon issuance at an initial exercise price equal to $0.44 per Class A Ordinary Share, expiring five (5) years after the original issuance date. The Placement Agent Warrants and the Class A Ordinary Shares underlying the Placement Agent Warrants are being registered on the registration statement of which this prospectus supplement is a part. See “Plan of Distribution” of this prospectus supplement.

Total Class A Ordinary Shares Outstanding Immediately Before this Offering	351,578,281 Class A Ordinary Shares

Class A Ordinary Shares to be Outstanding Immediately After this Offering	375,387,811 Class A Ordinary Shares, excluding the issuance of the Series A Warrants the Series B Warrants and the Series A Warrants issuable upon exercise of the Series B Warrants and the Placement Agent Warrants.

Series A and Series B Warrants	The Series A Warrants have an initial exercise price of US$0.44 per Class A Ordinary Share, are exercisable immediately and expire on the fifth anniversary of their Initial Exercise Date, subject to the applicable expiration-date provisions and beneficial ownership limitation. The Series B Warrants have an initial exercise price of US$0.21 per unit and are exercisable from their Issuance Date for 30 days, subject to the applicable expiration-date provisions and beneficial ownership limitation. Each unit initially consists of one Class A Ordinary Share and one Series A Warrant to purchase one Class A Ordinary Share. Both the Series A Warrants and Series B Warrants contain the price-adjustment provisions described under “Description of Securities We Are Offering—Series A Warrants” and “—Series B Warrants.” This prospectus supplement also relates to the Series A Warrants issuable upon exercise of the Series B Warrants and the Class A Ordinary Shares underlying both series, including those additional Series A Warrants.

Market for the Class A Ordinary Shares	Our Class A Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “DCX.” We do not intend to apply for listing of our Warrants on any national securities exchange. As a result, there is no established public trading market for the Warrants, and we do not expect a market to develop.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include the acquisition, custody, holding, staking, management and disposition of digital assets and cryptocurrencies and related treasury and business operations, and the purchase of insurance coverage for our directors and officers, subject to the restrictions in the securities purchase agreements. See “Use of Proceeds” of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors, you should consider carefully before deciding to invest in our securities. See “Risk Factors” of this prospectus supplement, the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Transfer Agent and Registrar	Equiniti Trust Company, LLC.

Unless otherwise indicated, the number of Class A Ordinary Shares outstanding after this offering is based on 351,578,281 Class A Ordinary Shares issued and outstanding and excludes the number of shares issuable upon exercise of warrants outstanding as of the date of this prospectus supplement, including (i) Class A Ordinary Shares issuable upon exercise of the warrants issued in February 2022; (ii) Class A Ordinary Shares issuable upon exercise of the warrants issued in December 2021; (iii) Class A Ordinary Shares issuable upon exercise of the warrants issued pursuant to the securities purchase agreement dated October 26, 2025, as supplemented on November 25, 2025, in connection with the private placement completed in December 2025; (iv) Class A Ordinary Shares issuable upon exercise of the warrants issued in the private placement completed on July 3, 2026; (v) 87,894,296 Class A Ordinary Shares reserved for future issuance under our 2026 Share Incentive Plan.

The share numbers and per share prices in this prospectus supplement do not give effect to the Share Consolidation approved by our shareholders on September 3, 2026, which had not become effective as of the date of this prospectus supplement.

S-7

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below as well as the risks described in the section captioned “Risk Factors” in the 2025 Annual Report, and as updated by any document that we subsequently file with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you make a decision to invest in our securities. If any of such risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Class A Ordinary Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information.”

Risks Related to Our Business and Industry

We are undergoing a fundamental transformation of our business model from vehicle manufacturing to a technology and digital asset-focused company, and our management team’s historical experience may not translate to our new operations.

Historically, our primary business was the development and manufacturing of traditional and new energy vehicles under the Chijet brand. Following our pivot to Digital Currency X Technology Inc. in December 2025, our focus has shifted entirely to our new business lines: the DexTrader data and information services platform, and digital asset treasury management, including staking. Our management team consists of industry veterans with decades of experience in automotive engineering, manufacturing, and industrial supply chain management. They possess limited historical experience in blockchain technology, digital asset custody, and cryptocurrency treasury management. If our management team cannot effectively adapt to this highly specialized and volatile industry, or if we fail to attract and retain qualified crypto-native talent, our new business strategy will fail.

Although the divestiture of our legacy automotive subsidiary was completed, we may be subject to post-closing risks.

On March 20, 2026, we completed the sale of our legacy electric vehicle subsidiary, Chijet Inc., for $1.00. While this transaction was intended to eliminate ongoing financial losses from the automotive business, there can be no assurance that we will not be subject to post-closing liabilities, indemnification claims, or disputes arising from the sale agreement or the historical operations of the divested entity. Any such unforeseen liabilities could negatively impact our financial condition and divert management’s attention from our new digital asset strategy. As of June 30, 2026 we had no remaining legal contingencies, litigation exposures, obligations or other commitments and contingencies in respect of the disposed PRC subsidiaries. This does not preclude a future dispute or claim concerning the disposal. If such a claim arises, its outcome would depend on the applicable facts and contractual obligations, and defense costs, management distraction or any liability could adversely affect us.

We are involved in litigation arising from the 2023 business combination, which could adversely affect our financial condition and divert management resources.

Four related proceedings have been brought against us and Equiniti Trust Company, LLC, our transfer agent, by former shareholders of Jupiter Wellness Acquisition Corp. who entered into non-redemption agreements and became holders of contingent value rights in connection with the business combination completed on June 1, 2023. Three proceedings are in the United States District Court for the Southern District of New York and one is in the New York State Supreme Court, New York County. The plaintiffs allege failures to timely register downside protection shares and to distribute earnout shares under the applicable agreements. As disclosed in our June 30, 2026 interim financial statements, the outcomes could not be reasonably estimated and no provision for loss had been recorded. Unfavorable outcomes could result in damages or other obligations, additional expense and diversion of management resources.

Our balance sheet is highly concentrated in digital assets, subjecting us to extreme price volatility and the risk of substantial financial loss.

As of June 30, 2026, we held approximately US$214.99 million in digital assets, consisting entirely of EDGEAI tokens and representing approximately 99% of our total assets. During the six months ended June 30, 2026, we recognized an unrealized fair value loss of approximately US$186.97 million on these holdings. Digital asset prices are highly volatile and are affected by market sentiment, trading activity, liquidity, regulatory developments and broader market conditions. The size of our holdings relative to available market liquidity may prevent us from disposing of a significant portion at quoted prices without depressing the market price or accepting a substantial discount. Further declines in value or difficulty realizing cash from these assets could materially adversely affect our financial condition, results of operations and share price.

If our proprietary custody infrastructure experiences a security breach or cyberattack, our digital asset holdings could be permanently lost.

We are developing infrastructure for secure cryptocurrency custody. Digital assets are highly attractive targets for cybercriminals. If our security protocols, including private key management and cold storage mechanisms, are breached, our treasury could be stolen. Because digital asset transactions are generally irreversible, any such loss would likely be permanent and uninsured, leading to a catastrophic loss of capital.

Our business model and technologies have not yet been proven in a commercial environment, and any failure to commercialize our strategic plans would adversely affect our results of operations and business, damage our reputation, and could result in substantial liabilities in excess of our resources.

Investors should be aware of the difficulties normally encountered by an enterprise undergoing a fundamental transformation into a new industry, many of which are beyond our control, including substantial risks and expenses in the course of developing new, unproven digital asset infrastructure, establishing our presence in Web3 markets, reorganizing operations, and undertaking specialized treasury management activities. Our future financial performance depends, in part, on our ability to design, develop, deploy, scale, and secure our new business lines on a timely and cost-effective basis, including our ability to generate consistent returns from our staking activities, rather than our historical focus on manufacturing and assembling vehicles.

S-8

We have a history of operating losses and expect to incur significant additional operating losses during this transition.

We are operating with a history of negative operating cash flows stemming from our legacy operations, having incurred net losses of $30.07 million, $69.01 million and $98.50 million during the years ended December 31, 2025, 2024, and 2023 respectively. These historical losses were generated by our now-divested automotive business and are not indicative of the expected financial performance of our new digital asset treasury management operations. For the six months ended June 30, 2026, our continuing operations generated no revenue, incurred a net loss of approximately US$189.01 million and used approximately US$2.61 million in operating cash. Our consolidated net income of approximately US$64.21 million for that period reflected a gain on disposal of discontinued operations of approximately US$258.83 million and does not indicate profitability of our continuing business. We expect that we will continue to incur operating and net losses for the medium term as we capitalize our new digital asset operations. The amount of future losses and when, if ever, we will achieve profitability are uncertain. In addition, even if we achieve profitability under our new operational focus, there can be no assurance that we will be able to maintain profitability in the future. Our potential profitability is now particularly dependent upon the successful commercialization of our DexTrader platform, the broader market adoption of digital currencies, and our ability to generate positive returns from our digital asset staking and treasury management activities, which may not occur at the levels we currently anticipate or at all.

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited consolidated financial statements included in this annual report.

Our audited consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of our assets and settlement of our liabilities in the ordinary course of business.

In recent periods, we have experienced recurring operating losses and negative cash flows from operations. Furthermore, we have undergone a significant strategic transformation, including the disposal of our legacy automotive business and a shift to digital asset-related activities, which have a limited operating history. These factors expose us to certain risks and uncertainties.

Pursuant to applicable accounting guidance, our management has assessed our ability to remain a going concern for a period of at least twelve months from the date these financial statements are issued. This assessment involved preparing detailed cash flow forecasts based on our current cost structure and expected operating needs.

Based on this evaluation, our management anticipates that we will have sufficient liquidity to meet our obligations as they come due for at least twelve months from the issuance date. The forecasts indicate that we can sustain operations primarily through our existing cash resources and ongoing cost management, without relying on uncertain inflows such as projected revenues, financing activities, or returns from our digital asset-related operations.

A significant portion of our assets consists of digital assets, which are subject to price volatility and changing market conditions. Additionally, certain of our digital assets have been placed under staking arrangements after year-end, which may restrict their availability for short-term liquidity purposes. Although these factors introduce uncertainty, they have been taken into account in our management’s assessment. Our management has launched various strategic initiatives to support our long-term operations and financial position, including the development of a digital asset trading platform, the expansion of our digital asset-related services, and access to financing arrangements that could provide additional liquidity if necessary. The timing and extent of benefits from these initiatives depend on market conditions and execution risks. In light of the foregoing, our management believes that it is not probable that we will fail to meet our obligations as they fall due within one year from the date these financial statements are issued. Consequently, our consolidated financial statements have been prepared on a going concern basis.

S-9

The implementation of our M&A strategy, which requires the integration of our newly acquired company and its business, operations and employees with our own, involves significant risks, and the failure to integrate successfully may adversely affect our future results.

Any failure to successfully integrate the business, operations and employees of our newly acquired subsidiary, or to otherwise realize the anticipated benefits of this acquisition, could harm our results of operations. Our ability to realize these benefits will depend on the timely integration and consolidation of organizations, operations, facilities, procedures, policies and technologies, and the harmonization of differences in the business cultures between our companies. The challenges involved in integrating include:

●	Establishing new client, partner, and other important relationships in the digital asset industry

●	Integrating financial forecasting and controls, procedures and reporting cycles

●	Combining and integrating information technology, or IT, systems

●	Integrating employees and related HR systems and benefits, maintaining employee morale and retaining key employees

●	The potential loss of key employees, clients, and other business partners of the companies we acquire following and continuing after announcement of acquisition plans.

The benefits we expect to realize from this is, necessarily, based on projections and assumptions about the combined businesses of our company, and assume, among other things, Our projections and assumptions concerning this acquisition may be inaccurate, however, and we may not successfully integrate and our operations in a timely manner, or at all. We may also be exposed to unexpected contingencies or liabilities of the acquired company. If we do not realize the anticipated benefits of this transaction, our growth strategy and future profitability would be adversely affected.

We will require additional capital to support business growth, and this capital might not be available on commercially reasonable terms, or at all.

We anticipate that we will need to raise additional funds through equity or debt financings. Our new business, which includes the development of the DexTrader platform and the management of a substantial digital asset treasury, is capital-intensive, and we expect that the costs and expenses associated with our planned operations will continue to increase in the near term. We do not expect to achieve positive cash flow from operations in the short term, if at all. Our plan to grow our business is dependent upon the timely availability of funds and further investment in technology development, cybersecurity, testing, and the build-out of our secure digital asset infrastructure. In addition, the fact that we have a limited operating history in the digital asset industry means that we have limited historical data on the demand for our services. As a result, our future capital requirements are uncertain, and actual capital requirements may be greater than what we currently anticipate.

If we raise additional funds through further issuances of equity or convertible debt securities, our shareholders could suffer significant dilution and economic loss, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our current equity securities. Any debt financing in the future could involve additional restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

We may not be able to obtain additional financing on terms favorable to us, if at all. Our ability to obtain such financing could be adversely affected by a number of factors, including general conditions in the global economy and in the global financial markets, including recent volatility and disruptions in the capital and credit markets,

S-10

Operation of our business in international markets may expose us to additional risks, which could have an adverse effect on our operating results.

Some of our current operations involve participating in global digital asset ecosystems, and we expect to generate a portion of our revenues from decentralized operations outside of the United States in the future. Operations in international markets may require us to respond to new and unanticipated regulatory, compliance, technological, and other challenges. These efforts may be time-consuming and costly, and there can be no assurance that we will be successful in responding to these and other challenges we may face as we operate in international markets, including:

●	building and managing an experienced foreign or decentralized workforce and overseeing and ensuring the performance of foreign contractors,

●	difficulties in developing, staffing, and simultaneously managing a number of varying foreign operations as a result of distance, language, cultural differences, and the highly specialized nature of Web3 talent,

●	increased travel, infrastructure, cybersecurity and legal and compliance costs associated with multiple international locations and borderless networks,

●	additional withholding taxes or other taxes on our foreign income or digital asset yields, and tariffs or other restrictions on cross-border data or capital transfers,

●	imposition of, or unexpected adverse changes in, foreign laws or regulatory requirements regarding digital assets, many of which differ from those in the United States,

●	increased exposure to foreign currency exchange rate risk and fiat-to-crypto gateway fluctuations

●	longer settlement cycles in some foreign jurisdictions and potential difficulties in enforcing smart contracts or collecting traditional accounts receivable,

●	difficulties in repatriating overseas earnings or moving digital assets across jurisdictions with strict capital controls,

●	compliance with numerous legislative, regulatory, licensing, or market requirements of foreign countries pertaining to cryptocurrency custody and decentralized finance,

●	compliance with U.S. laws, such as the U.S. Foreign Corrupt Practices Act, or FCPA, and local laws prohibiting bribery and corrupt payments to government officials,

●	laws and business practices that favor local competitors or prohibit foreign ownership of digital asset infrastructure businesses,

●	potentially adverse tax consequences,

●	compliance with laws of foreign countries, international organizations, such as the European Commission, treaties, and other international laws,

●	the inability to obtain new technology or innovation subsidies for our digital asset business,

●	unfavorable labor regulations, and

●	general economic conditions in the countries in which Digital Currency X operates.

Our international operations are also subject to general geopolitical risks, such as political, social, and economic instability, war, civil unrest, sabotage, kidnapping and ransom, expropriation, incidents of terrorism, changes in diplomatic and trade relations, or responses to such events, which could disrupt global internet infrastructure or digital asset markets. One or more of these factors could adversely affect any of our international operations and result in lower revenue and/or greater operating expenses than we expect, and could significantly affect our results of operations and financial condition.

Our overall success in international markets will depend, in part, on our ability to succeed in differing legal, regulatory, economic, social, and political conditions. We may not be successful in developing and implementing policies and strategies that will be effective in managing these risks in each country where we do business. Our failure to manage these risks successfully could harm our international operations, reduce our international revenue, and increase our costs, thus adversely affecting our business, financial condition, and operating results.

S-11

Our revenue, expenses, and operating results may fluctuate significantly.

Our revenue, expenses, and operating results may fluctuate significantly because of numerous factors, some of which may contribute to more pronounced fluctuations in an uncertain global economic environment or volatile cryptocurrency market. In addition to the other risks described in this “Risk Factors” section, the following factors could cause our operating results to fluctuate:

●	the extreme price volatility of the digital assets held in our treasury and the varying yields generated from our participation in decentralized finance (DeFi) ecosystems during a quarter,

●	delays, increased costs, or other unanticipated challenges in the development, deployment, and security of our cryptocurrency custody infrastructure that may affect profitability,

●	the continuing creditworthiness, solvency, and technological security of our strategic partners, cryptocurrency exchanges, and the third-party DeFi protocols we utilize,

●	reductions in the fees we can command for our custody solutions or increased competition and compressed yields within the digital asset treasury management space, and

●	legislative and regulatory enforcement policy changes that may affect the legality, broader market adoption, and demand for digital assets and our associated technology solutions.

As a consequence, operating results for any future periods are difficult to predict and, therefore, prior results are not necessarily indicative of results to be expected in future periods. Any of the foregoing factors, or any other factors discussed elsewhere herein, could have a material adverse effect on our business, results of operations, and financial condition that could adversely affect the price of our shares.

Failure of third-party service providers to maintain secure technological infrastructure or provide reliable services in a timely manner could compromise our digital asset operations, which could damage our reputation, have a negative impact on our strategic goals, and adversely affect our growth.

Our success depends on our ability to securely manage our digital asset treasury and operate our custody solutions, which in part depends on the ability of third parties to provide us with highly secure and reliable technological infrastructure and services. In developing and maintaining our digital asset ecosystem, we rely heavily on third-party software, decentralized blockchain networks, smart contract auditing services, and cybersecurity infrastructure that meet our exacting specifications, as well as on specialized services performed by Web3 contractors.

We will also rely on third-party node operators, cryptocurrency exchanges, and decentralized finance (DeFi) protocols to execute, validate, and yield-generate transactions related to our treasury management; and we may need to engage new technological partners or deploy capital into emerging protocols with which we have limited historical experience.

If any of our technological partners or service providers are unable to provide secure and reliable services that meet our operational standards or satisfy our strategic commitments, our reputation, business, and operating results could be harmed. In addition, because the digital asset industry often relies on decentralized open-source protocols and third parties that operate with limited liability frameworks, we may be unable to avail ourselves of traditional warranty and contractual protections. This lack of legal recourse means we may incur significant unrecoverable losses or liabilities related to compromised infrastructure or exploited smart contracts, which could have a material adverse effect on our business, financial condition, and operating results. Moreover, any delays, hacks, network congestion, or interruptions in these third-party platforms or services could adversely affect the quality and performance of our treasury management and custody solutions, and require considerable expense to establish alternate infrastructure. This could cause us to experience difficulty executing our digital currency strategies and retaining institutional confidence, and could fundamentally harm our brand, reputation, and growth.

S-12

Our business depends significantly on experienced and skilled personnel alongside third-party blockchain engineering subcontractor resources, and if we lose key personnel or if we are unable to attract and integrate additional skilled personnel, it will be markedly more difficult for us to manage our business and execute our digital asset strategies.

The success of our new business model and the secure deployment of our cryptocurrency custody infrastructure will depend in large part on the skill of our internal personnel and on specialized Web3 development resources, rather than historical trade labor. Competition for highly qualified personnel, particularly those with deep expertise in blockchain technology, cryptographic security, and decentralized finance (DeFi) ecosystems, is exceptionally high and continues to intensify. In the event we are unable to attract, hire, and retain the requisite crypto-native personnel and subcontractors, we may experience severe delays in developing our technological infrastructure and optimizing our treasury strategies in accordance with our projected schedules and operational budgets.

Further, any increase in industry demand for these highly specialized engineering personnel may result in significantly higher compensation and retention costs, causing us to exceed our budgets for technological development and infrastructure deployment. Either of these circumstances may have a material adverse effect on our business, financial condition, and operating results, harm our reputation and trust among institutional clients, and cause us to curtail our pursuit of new digital asset initiatives.

Ultimately, our future success during this critical transition is particularly dependent on the vision, skills, experience, and effort of our senior management team, including our executive officers and our director, and chief executive officer, Melissa Chen. If we were to lose the services of any of our executive officers or key technological employees, our ability to effectively manage our pivot to digital asset treasury operations and securely implement our decentralized technology strategy could be fundamentally harmed, causing our business and financial prospects to suffer.

We expect to operate in a highly competitive industry, and our current or future competitors may be able to compete more effectively than we do, which could have a material adverse effect on our business, revenues, growth rates, and market share.

We operate in a highly competitive industry and we compete against unregulated or less regulated companies and companies with greater financial and other resources, and our business, operating results, and financial condition could be adversely affected if we are unable to compete effectively. The crypto industry is highly innovative, rapidly evolving, and characterized by healthy competition, experimentation, changing customer needs, frequent introductions of new products and services, and subject to uncertain and evolving industry and regulatory requirements. Many of our competitors have longer operating histories in the Web3 space and greater resources than we do and could focus their substantial financial resources to develop a competitive advantage.

We face significant competition from a variety of companies around the world, in particular those located outside the United States, who at times are and may in the future be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Their business models rely on being unregulated or only regulated in a small number of lower compliance jurisdictions, whilst also offering their products in highly regulated jurisdictions, including the United States, without necessarily complying with the relevant regulatory requirements in such jurisdictions. Given the uneven enforcement by United States and foreign regulators, many of these competitors have been able to operate from offshore while offering large numbers of products and services to consumers, including in the United States, without complying with the relevant licensing and other requirements in these jurisdictions, and historically without penalty. We also have expended significant managerial, operational, and compliance costs to comply with laws and regulations applicable to us in the jurisdictions in which we operate, and expect to continue to incur significant costs to comply with these requirements, which these unregulated or less regulated competitors have not had to incur.

Our competitors may also offer on-chain data analytics or treasury services at prices below cost, devote significant sales resources to competing with us, or attempt to recruit our highly specialized key personnel by increasing compensation, any of which could improve these competitors’ competitive positions. In addition, we may also face competition based on technological developments that compete with our digital asset infrastructure. Decentralized networks and other disruptive technologies such as generative AI may fundamentally alter the use of our products or services in unpredictable ways. If we do not keep pace with product and technology advances and otherwise keep our solutions competitive, our competitors may develop technology that would make our infrastructure noncompetitive or obsolete.

S-13

Some of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as greater name recognition within the crypto community, longer operating histories, larger institutional customer bases, broader and deeper decentralized product lines, greater customer support resources, proven cryptographic technology, lower labor and research and development costs, substantially greater financial and other resources, and larger scale liquidity pools.

Some of our expected larger competitors, such as established centralized cryptocurrency exchanges, may have substantially broader product offerings and may be able to leverage their relationships with partners and customers based on other products to gain business in a manner that discourages potential customers from utilizing our services, including by selling at zero or negative margins or product bundling. In addition, innovative start-up companies, and larger companies that are making significant investments in blockchain research and development, may invent similar or superior technologies that compete with our technology. Our current and potential competitors may establish cooperative relationships among themselves or with third parties that may further enhance their resources. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, operating results, and financial condition could be adversely affected.

Security breaches and disruptions to our information technology infrastructure could interfere with our operations and expose us to liability, which could have a material adverse effect on our business, financial condition and results of operations.

In the ordinary course of business, we rely heavily on information technology networks and systems to process, transmit, and store information electronically, and to manage and support a variety of business processes and activities. Additionally, we collect and store certain data, including proprietary business information and customer and employee data, and may have access to other confidential information in the ordinary course of our business. Despite our cybersecurity measures (including monitoring of networks and systems, and maintenance of backup and protective systems) which are continuously reviewed and upgraded, our information technology networks and infrastructure may still be vulnerable to damage, disruptions, or shutdowns due to attacks by hackers or breaches, employee error or malfeasance, data leakage, power outages, computer viruses and malware, telecommunication or utility failures, systems failures, natural disasters, or other catastrophic events. Further, the risk of potential cyberattacks by state actors or others have been heightened in connection with the ongoing conflict between Russia and Ukraine and it is uncertain how this new risk landscape will impact our operations. When geopolitical conflicts develop, government systems as well as critical infrastructures such as financial services and utilities may be targeted by state-sponsored cyberattacks even if they are not directly involved in the conflict.

We have not experienced and defended against threats to our systems and security (such as phishing attempts) to date. However, we could incur significant costs in order to investigate and respond to future attacks, to respond to evolving regulatory oversight requirements, to upgrade our cybersecurity systems and controls, and to remediate security compromise or damage. In response to past threats and attacks, we have implemented further controls and planned for other preventative actions to further strengthen our systems against future attacks. We cannot assure that such measures will provide absolute security, that we will be able to react in a timely manner, or that our remediation efforts following past or future attacks will be successful. Consequently, our financial performance and results of operations would be materially adversely affected.

Our ability to execute our digital asset strategies and our future growth depend upon our ability to maintain relationships with our existing technological providers and strategic partners, to source new infrastructure providers for our critical custody solutions, and to complete building out our decentralized ecosystem while effectively managing the risks due to such relationships.

Our success will be dependent upon our ability to enter into new service agreements and maintain our relationships with technological providers and strategic partners who are critical and necessary to the operation and security of our digital asset treasury. We also rely on these providers and our strategic partners to provide us with key cryptographic infrastructure, smart contract auditing, and technological support for our custody solutions. The service agreements we have or may enter into with key technology vendors and our strategic partners in the future may have provisions where such agreements can be terminated in various circumstances, including potentially without cause. If these providers and strategic partners become unable to provide, or experience delays in providing critical Web3 infrastructure or technology, or if the service and strategic agreements we have in place are terminated, it may be difficult to find replacement infrastructure and technology. Changes in business conditions, network congestion, governmental regulatory changes, and other factors beyond our control or that we do not presently anticipate could affect our ability to receive seamless technological services from our providers and strategic partners.

S-14

Furthermore, we have not secured long-term service agreements for all of our required blockchain infrastructure, custody technology, and security auditing services. We may be at a disadvantage in negotiating enterprise-level agreements for the highly specialized technologies required to manage an approximately US$401.96 million digital asset treasury as of December 31, 2025. Additionally, there is the possibility that finalizing the integration of these third-party technological solutions and decentralized protocols will cause significant disruption to our operations, or such service agreements could be executed at costs that make it difficult for us to operate profitably.

If we do not enter into longer-term service agreements with predictable pricing for our technological infrastructure and node operations, we may be exposed to severe fluctuations in the prices of blockchain networking, cloud storage, and cryptographic security services. Agreements for the use of proprietary custody software, decentralized API endpoints, and other Web3 infrastructure contain or are likely to contain variable pricing provisions that are subject to adjustment based on changes in market demand or underlying blockchain network transaction fees. Substantial increases in the prices for such technological services, whether due to acute network congestion, cybersecurity market dynamics, or general inflation, would increase our operating costs and could reduce our margins if we cannot recoup the increased costs. Any attempts to increase the management or custody fees charged to our institutional clients in response to increased underlying technological costs could be viewed negatively by our current or potential clients and could adversely affect our business, prospects, financial condition, or results of operations.

Our operations rely heavily on a variety of agreements with our strategic partners, including agreements related to blockchain research and development, digital asset custody, smart contract security, and decentralized finance (DeFi) integration. We may also come to rely on other Web3 technology providers, node operators, and cryptocurrency exchanges. The inability for us to maintain agreements or partnerships with our existing strategic partners or to enter into new agreements or partnerships could have a material and adverse effect on our ability to operate as a standalone business, execute our digital asset treasury strategies, reach our technological deployment targets, or focus our efforts on our core areas of differentiation.

Our operations rely heavily on a variety of agreements, including agreements related to cryptographic infrastructure, secure custody engineering, and exchange liquidity, with our strategic partners, including certain other decentralized protocol developers, Web3 vendors, and blockchain technology providers. Our reliance on these agreements subjects us to a number of significant risks, including the risk of being unable to operate as a standalone business, securely manage our cryptocurrency treasury, reach our development and deployment targets, or focus our efforts on core areas of differentiation.

These partnerships permit us to benefit from the extensive experience of established technology and know-how in decentralized infrastructure and digital asset security, while focusing our efforts on core areas of differentiation, such as treasury optimization, proprietary custody solutions, and the rapid adoption of the latest Web3 technologies. We intend to continue to rely on these partnerships as part of our strategy. We intend to rely primarily on our arrangements with specified infrastructure and technological partners to support our future digital asset operations and ecosystem models. If we are unable to maintain agreements or partnerships with our existing strategic partners or to enter into new agreements or partnerships, our ability to operate as a standalone business, execute our on-chain strategies, reach our development and deployment targets, or focus our efforts on core areas of differentiation could be materially and adversely affected.

S-15

We are dependent on our strategic partners and technological suppliers, some of which are single-source providers of critical cryptographic infrastructure, and the inability of these strategic partners and suppliers to deliver necessary technological services on schedule and at prices, quality levels, and capacities acceptable to us, or our inability to efficiently manage these dependencies, could have a material and adverse effect on our results of operations and financial condition.

We rely on our strategic partners and technological vendors for the provision and development of the key cryptographic infrastructure and smart contract architecture used in our digital asset treasury and custody solutions. While we plan to utilize open-source protocols and obtain infrastructure services from multiple providers whenever possible, some proprietary technological components used in our custody systems will be licensed by us from a single source, and our limited, and in many cases single-source, technological supply chain exposes us to multiple potential sources of operational failure or bandwidth shortages for our treasury operations.

However, it is possible that in the future our infrastructure providers may not be able to meet our required security specifications and performance characteristics, which would impact our ability to achieve our strategic treasury objectives. Additionally, our vendors may be unable to obtain required SOC certifications or provide necessary security warranties for their software that are necessary for use in our institutional custody solutions. We may also be impacted by changes in our technological needs, including API and network fee increases from our providers, in order to meet our security targets and development timelines as well as due to protocol upgrades. Likewise, any significant increases in our digital asset holdings or decentralized finance (DeFi) transaction volume may in the future require us to procure additional server capacity and node infrastructure in a short amount of time. Our providers may not ultimately be able to sustainably and timely meet our cost, security, and volume needs, requiring us to replace them with other sources. If we are unable to obtain suitable technological infrastructure and smart contract auditing services from our partners, or if our vendors decide to create or supply a competing digital asset custody product, our business could be adversely affected. Further, if we are unsuccessful in our efforts to control and reduce our decentralized networking costs, our results of operations will suffer.

While we have not experienced any temporary critical infrastructure disruption in the recent past, nor have our digital asset operations been severely affected by such circumstances, we have implemented risk prevention measures. These measures include establishing alternative infrastructure providers for all critical software components, utilizing multiple decentralized node operators across different geographic regions to minimize the risk of regional internet or cloud service disruption, and forming strategic partnerships for core key technologies such as private key sharding and secure multi-party computation (MPC) to effectively guarantee priority service access in case of market-based technological shortages. In addition, we could experience delays if our strategic technological partners and Web3 infrastructure providers do not meet agreed-upon service timelines or experience network capacity constraints. Any disruption in the provision of critical blockchain infrastructure, whether or not from a single-source vendor, could temporarily paralyze our digital asset treasury operations until an alternative provider is securely integrated, and there can be no guarantee that we or our strategic partners will be able to mitigate delays caused by any disruption in the availability of critical services. Even in cases where we may be able to establish alternate vendor relationships and license replacement cryptographic infrastructure, we may be unable to do so quickly, or at all, at service costs or security levels that are acceptable to us. This risk is heightened by the fact that we have less negotiating leverage with elite Web3 security firms than larger and more established cryptocurrency exchanges, which could adversely affect our ability to obtain necessary technological resources on favorable terms, or at all. Any of the foregoing could materially and adversely affect our results of operations, financial condition, and prospects. Furthermore, as the scale of our digital asset treasury and custody operations increases, we will need to accurately forecast computing demands, procure scalable cloud solutions, and manage high-volume on-chain transactions globally. If we are unable to accurately align our technological infrastructure capacity to our actual treasury needs or successfully implement automated transaction execution and private key management to accommodate the increased complexity of our decentralized operations, we may incur unexpected network disruptions, elevated blockchain transaction fees, and potential loss of digital assets, which could have a material and adverse effect on our results of operations and financial condition.

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We may not be able to accurately estimate the supply and demand for our digital asset custody solutions and treasury management services, which could result in inefficiencies in our business, hinder our ability to generate revenue, and create delays in the deployment of our technological infrastructure. If we fail to accurately predict our operational and cryptographic computing requirements, we incur the risk of having to pay for research and development costs as well as decentralized node and server capacities that we reserved but will not be able to use, or conversely, that we will not be able to secure sufficient additional computing and network capacities at reasonable costs in the event institutional demand for our services exceeds expectations.

It is inherently difficult to predict our future revenues and appropriately budget for our expenses in the highly volatile digital asset sector, and we have limited insight into emerging macroeconomic or technological trends that may affect our business. We are required to provide forecasts of our infrastructure computing demand to certain of our strategic cloud and blockchain network providers prior to the scheduled onboarding of institutional clients. Currently, as a newly transitioned entity, there is little historical basis for making judgments about the demand for our proprietary custody solutions, our ability to successfully deploy and manage large-scale decentralized treasury operations, or our profitability in the future. If we overestimate our requirements, we may incur a higher cost of research and development for our blockchain protocols which will increase our operational burn rate, and our strategic infrastructure providers may have excess reserved computing capacity, which indirectly would increase our sunk costs. If we underestimate our requirements, our strategic network providers may have inadequate computing capacity, which could interrupt the execution of our treasury strategies and result in delays in client onboarding and revenue generation. In addition, lead times for specialized cryptographic infrastructure and smart contract auditing services that we order may vary significantly and depend on factors such as the specific vendor, network congestion, and demand for Web3 security services at a given time. If we fail to secure sufficient technological resources in a timely manner, the secure onboarding of institutional clients could be delayed, which would harm our brand, business, financial condition, and results of operations.

We may be unable to effectively grow our global institutional client base, technological deployment capabilities, and our decentralized finance (DeFi) integrations, or we may be unable to accurately project and effectively manage our growth. If we are unable to expand our secure custody networks and protocol auditing capabilities, institutional customers’ perceptions of our security and reliability could be negatively affected, which could materially and adversely affect our business, financial condition, results of operations, and prospects.

Our success will depend on our ability to continue to expand our institutional sales and relationship management capabilities. As we develop and launch our digital asset products worldwide, our success will depend on our ability to correctly forecast institutional demand across various regulatory jurisdictions. If we incorrectly forecast demand in one jurisdiction, we cannot easily pivot this highly specialized compliance and technological infrastructure to another market where demand for our specific treasury products exists due to differing global regulatory regimes. We may face difficulties with scaling our custody solutions at increasing volumes, particularly in international markets requiring significant compliance localization. Moreover, because of the unique, proprietary nature of our cryptographic infrastructure, we require that our custody protocols be audited and maintained exclusively by our internal engineers or by certain authorized elite Web3 security firms. If we experience delays in adding secure capacity or auditing our protocols efficiently, or experience unforeseen vulnerabilities with the reliability of our smart contracts, it could critically overburden our technological capabilities and expose our treasury to unacceptable risks.

There is no assurance that we will be able to successfully scale our business to meet our institutional acquisition, infrastructure deployment, and treasury optimization targets globally, or that our financial and operational projections on which such targets are based will prove accurate. These scaling plans require significant fiat and digital asset investments and immense management resources, and there is no guarantee that they will generate additional institutional mandates or yield generation for our treasury, or that we will be able to avoid cost overruns or be able to hire the highly specialized Web3 personnel needed to support them. As we expand, we will also need to ensure our strict compliance with evolving regulatory requirements in various global jurisdictions applicable to the custody, management, and transacting of digital assets. If we fail to manage our strategic growth effectively, our reputation within the cryptocurrency ecosystem, business prospects, financial condition, and operating results may be severely harmed.

We may in the future experience significant delays in the design, development, deployment, launch, and financing of our digital asset custody solutions and treasury management infrastructure, as well as delays in the build-out of our secure technological networks, which could harm our business and prospects.

Any delay in the financing, development, design, deployment, and launch of our digital asset ecosystem, including planned future proprietary custody protocols and decentralized finance integrations, could materially damage our business, prospects, financial condition, and results of operations. Companies operating in the highly complex and nascent Web3 space often experience delays in the development, design, rigorous security auditing, and commercial release of new cryptographic infrastructure, and as we transition into this sector, we may experience such delays with regard to our decentralized product offerings. Our plan to successfully deploy our treasury management strategies and institutional custody solutions is heavily dependent upon the timely availability of capital, upon our finalizing of the related technological development, infrastructure procurement, smart contract testing, network build-out, and security auditing plans in a timely manner, and ultimately upon our ability to execute these complex technological integrations within our anticipated timeline. Furthermore, prior to the large-scale rollout of our new digital asset services to institutional clients, we will need our platforms and custody protocols to be fully compliant with differing and rapidly evolving requirements, including but not limited to stringent licensing and regulatory mandates, in the various global jurisdictions where we intend to offer our services.

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Additionally, if we do not timely complete our planned internal development of proprietary technological infrastructure, or if such network deployment is delayed due to engineering bottlenecks or cybersecurity challenges, we may be required to contract with third-party Web3 infrastructure providers or centralized custodians to perform certain critical treasury operations. The additional licensing fees, network costs, or revenue-sharing arrangements required by these third parties could substantially increase our operational burn rate and adversely affect our business, financial condition, and results of operations.

The success and growth of our business depends upon our ability to continuously and rapidly innovate, develop, and market new digital asset treasury and custody products, and there are significant risks related to future institutional market adoption of our services. Our limited operating history in the digital asset and Web3 infrastructure space makes evaluating our business and future prospects difficult and may increase the risk of your investment.

The success and growth of our business depends upon our ability to continuously and rapidly innovate, develop, and market new decentralized financial products, and there are significant risks related to future market adoption of our products and the presence of favorable regulatory frameworks or institutional mandates facilitating the broader adoption of digital currencies. We have a limited operating history in cryptocurrency treasury management and operate in a rapidly evolving, highly volatile, and heavily regulated market. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by early-stage companies transitioning into rapidly changing technological markets, including risks related to our ability to, among other things: successfully launch and scale our proprietary custody platforms and treasury operations on the timing and with the security specifications we have planned; hire, integrate, and retain highly specialized Web3 professional and technical talent, including crypto-native key members of management; continue to make significant investments in blockchain research, infrastructure development, cybersecurity auditing, marketing, and institutional sales; successfully obtain, maintain, protect, and enforce our intellectual property regarding cryptographic protocols and defend against claims of intellectual property infringement, misappropriation, or other violations; build a well-recognized and trusted brand within the institutional digital asset ecosystem; establish and refine our secure technological networks and decentralized node infrastructure; establish and maintain satisfactory arrangements with our strategic technological partners and Web3 infrastructure providers; establish and expand an institutional customer base; navigate an exceptionally evolving, fragmented, and complex global regulatory environment governing digital currencies; anticipate and adapt to changing market conditions, including shifting institutional demand for specific custody solutions or decentralized finance (DeFi) yield strategies, rapid technological developments, and changes in the competitive Web3 landscape; and successfully design, secure, deploy, and market new proprietary custody protocols or decentralized treasury strategies at a profitable level in the future.

Our institutional client acquisition and the success of our treasury strategies will depend in part on our ability to establish and maintain confidence in our business prospects among institutional clients, analysts, and others within the digital asset industry.

Institutional clients and strategic partners may be less likely to utilize our proprietary custody solutions or engage with our treasury platforms if they do not believe that our business will succeed or that our operations, including secure infrastructure and technological support operations, will continue for many years. Similarly, Web3 infrastructure providers and other third parties will be less likely to invest time and resources in developing business relationships or protocol integrations with us if they are not convinced that our strategic pivot will succeed. Accordingly, to build, maintain, and grow our new digital asset business, we must establish and maintain confidence among clients, technological partners, analysts, and other parties with respect to our liquidity, our history of losses from legacy operations, and our Web3 business prospects. Maintaining such confidence may be particularly difficult as a result of many factors, including our limited operating history in decentralized finance and cryptocurrency custody, others’ unfamiliarity with our proprietary cryptographic infrastructure, any delays in scaling secure network deployment, smart contract auditing, and custody operations to meet institutional demand, fierce competition, and our treasury performance compared with broader market expectations. Many of these factors are largely outside of our control, and any negative perceptions about our business prospects, even if exaggerated or unfounded, would likely harm our business and make it more difficult to raise additional capital or attract strategic fiat gateways in the future.

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In addition, a significant number of cryptocurrency custodians and decentralized protocols have recently entered the digital asset industry, an industry historically associated with extreme volatility, intense regulatory scrutiny, and a high rate of enterprise failure. If these new entrants or other digital asset infrastructure providers go out of business, deploy smart contracts that suffer severe exploits, or otherwise fail to securely manage digital assets as expected, such failures may dramatically increase institutional and regulatory scrutiny of others in the industry, including us. This contagion effect could further challenge client, partner, and analyst confidence in our business prospects and the overall viability of our decentralized ecosystem.

We may be unable to adequately control the substantial costs associated with our operations.

We will require significant capital to develop and grow our business and will need to seek new financing in the future. We have incurred and expect to continue to incur significant expenses, including technological infrastructure costs, sales and distribution expenses as we build our brand and market our digital asset custody solutions; expenses relating to developing and securing our blockchain protocols; expanding our decentralized node networks and secure server facilities; research and development expenses; cybersecurity procurement costs; and general and administrative expenses as we scale our operations and incur the costs of being a public company. In addition, we expect to incur significant costs servicing and maintaining our institutional customers’ digital asset portfolios, including establishing our security operations, partnerships with Web3 infrastructure providers, and specialized custody frameworks. These expenses could be significantly higher than we currently anticipate. Moreover, any delays in the start of smart contract testing or protocol deployment, obtaining necessary cryptographic equipment or supplies, expansion of our secure network capacities or infrastructure agreements, or the procurement of regulatory permits and licenses relating to our expected digital asset treasury and custody model could significantly increase our expenses. In such an event, we could be required to seek additional financing earlier than we expect, and such financing may not be available on commercially reasonable terms or at all. In the longer term, our ability to become profitable will depend not only on our ability to control costs but also on our ability to attract institutional capital and manage our treasury at yields sufficient to achieve our expected margins. If we are unable to cost-efficiently develop, design, deploy, market, sell, distribute, and maintain our digital asset infrastructure, our margins, profitability, and prospects would be materially and adversely affected. We have incurred net losses each year since our inception.

As of December 31, 2025, we had working capital of $405.81 million. We expect to continue this trend in the foreseeable future as we continue to design and develop our proprietary custody solutions, build up our technological infrastructure components and digital asset reserves, complete our planned network integrations and deploy a comprehensive suite of decentralized services, develop and deploy institutional custody partnerships, expand our cryptographic design, research, development, network maintenance, and security auditing capabilities, increase our institutional sales and marketing activities to develop our global distribution infrastructure, and expand our general and administrative functions to support our growing Web3 operations and status as a public company.

If our technological development or commercialization is delayed, our costs and expenses may be significantly higher than we currently expect. Because we will incur the costs and expenses from these efforts before we receive any incremental revenues with respect thereto, we expect the losses in future periods will be significant.

Our digital asset treasury operations and cryptocurrency custody solutions rely heavily on complex cryptographic infrastructure and involve a significant degree of uncertainty and risk in terms of operational performance, network security, and technological costs.

The existing and planned technological architecture for our decentralized finance and custody operations consists of sophisticated software networks, decentralized nodes, and specialized hardware security modules combining many complex cryptographic protocols. These digital and hardware infrastructure components are susceptible to unexpected malfunctions, software bugs, and network congestion from time to time, and their continuous operation will depend on rapid engineering remediation, software patches, and ongoing node maintenance to resume secure operations, which may not be successfully deployed or available when critically needed.

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Unexpected malfunctions of our proprietary cryptographic infrastructure or third-party blockchain networks may significantly affect the intended operational efficiency and security of our treasury management operations. Operational performance and technological costs can be highly difficult to predict and are often influenced by factors entirely outside of our control, such as, but not limited to, severe blockchain network congestion, malicious cyberattacks, smart contract exploits, unexpected hard forks in underlying blockchain protocols, severe outages at third-party cloud service providers, difficulties or delays in recruiting specialized cybersecurity talent, damages or defects in hardware wallets or private key sharding systems, and systemic failures within the broader decentralized finance ecosystem. Should these profound operational and technological risks materialize, it may result in the permanent loss, theft, or freezing of our digital asset reserves, catastrophic damage to our technological architecture, severe monetary losses, delays and unanticipated fluctuations in our treasury yield generation, crippling administrative enforcement actions and regulatory fines, exponentially increased cybersecurity insurance costs, and devastating potential legal liabilities, all of which could have a material and adverse effect on our business, results of operations, cash flows, financial condition, or prospects.

Our former staking arrangement generated no rewards, and any future staking activities would expose us to smart contract, yield and regulatory risks.

We entered into an EDGEAI staking agreement in January 2026 that contemplated a 12-month staking period and floating annualized rewards of 3.5%–8%. We and the EDGEAI Foundation mutually terminated the arrangement on May 18, 2026. The related tokens were released, no staking rewards were earned or received and no material penalties or other liabilities arose from the termination. No EDGEAI tokens were subject to the arrangement as of June 30, 2026. The termination and absence of rewards demonstrate that anticipated returns from a staking arrangement may not materialize. Any future staking returns would also be affected by token prices and the operation of the applicable network.

If we undertake staking activities in the future, the assets committed and any related rewards would depend on the security and operation of the relevant network and smart contracts. Smart contracts are susceptible to technical vulnerabilities, coding errors and malicious cyberattacks. Network failures or an exploit affecting a contract holding our assets could cause tokens to be lost, stolen or permanently inaccessible. Given the irreversible nature of blockchain transactions, we might have no recourse to recover those assets, which could result in a material loss.

The regulatory framework governing digital assets and staking is uncertain and continues to evolve. Any future staking activities could be subject to legal restrictions, enforcement actions or registration requirements that prevent us from entering into or continuing an arrangement, reduce the expected benefits or result in significant compliance costs. These risks could adversely affect our digital asset strategy, business and prospects.

Our digital infrastructure and globally distributed operations could be and have been adversely affected by events outside of our control, such as natural disasters, wars, health epidemics, macroeconomic shocks, or severe security incidents.

We may be fundamentally impacted by events that disrupt the global internet or underlying blockchain networks, including natural disasters, wars, health epidemics, pandemics, or other catastrophic events outside of our control. Further, if major disasters such as earthquakes, wildfires, or tornadoes occur in regions where our critical third-party cloud service providers or decentralized node operators are concentrated, or if our proprietary information systems, cryptographic custody networks, or broader internet communications severely break down or operate improperly, our technological architecture may be seriously compromised, or we may have to temporarily halt or delay our treasury management operations, decentralized finance (DeFi) yield generation, and client transaction executions. In addition, global events such as pandemics or geopolitical conflicts can severely impact economic markets, global computing infrastructure supply chains, remote workforce availability, and institutional investor behavior across the world, driving extreme volatility in digital asset prices, and we have been, and may in the future be, adversely affected as a result. Furthermore, while we no longer operate vehicle manufacturing plants, we could be impacted by severe physical security incidents at the data centers hosting our servers or, more critically, devastating cybersecurity incidents targeting our digital asset custody protocols and private key storage infrastructure. Such incidents could result in the catastrophic loss of treasury assets or significant damage to our secure networks, requiring us to delay or permanently discontinue specific decentralized operations to rebuild our cryptographic architecture. We may incur significant expenses, unrecoverable digital asset losses, or severe operational delays relating to such events outside of our control, which could have a material adverse impact on our business, results of operations, and financial condition.

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Our ability to effectively manage our expected growth in the digital asset treasury management sector will be fundamentally dependent on the performance of highly skilled personnel, including our Chief Executive Officer Melissa Chen, our senior management team, and other key cryptographic and Web3 employees, and our ongoing ability to recruit and retain such specialized talent. The loss of key personnel or an inability to attract, retain, and motivate qualified blockchain professionals may severely impair our ability to expand our new business model.

Our future success in executing our decentralized finance strategies and securing our cryptocurrency custody infrastructure will be substantially dependent upon the continued service and performance of our senior management team and key personnel possessing deep technological, cybersecurity, and digital asset expertise. Although we anticipate that our management and key personnel will remain in place during this strategic pivot, it is possible that we could lose critical talent. For example, we are highly dependent on the services of Melissa Chen, our Chief Executive Officer, who exerts a significant influence on and is a primary driver of our new Web3 business plan, technological deployment, and treasury optimization strategy. If Ms. Chen were to discontinue his service to us, we would be significantly disadvantaged in navigating the complex transition from legacy manufacturing to digital asset management. The replacement of any members of our senior management team or other key decentralized infrastructure personnel would likely involve significant time and exorbitant costs, and may significantly delay or prevent the achievement of our business objectives. Our future success also depends, in part, on our ability to continue to attract, integrate, and retain highly skilled smart contract engineers, node operators, and cybersecurity personnel.

Competition for such highly skilled Web3 personnel is exceptionally intense globally. As with any rapidly scaling technology enterprise, there can be no guarantee that we will be able to attract such individuals or that the presence of such individuals will necessarily translate into treasury profitability. Because we operate in the highly specialized and rapidly evolving cryptoeconomy, there is a severely limited pool of personnel available with proven, enterprise-level decentralized finance and custody experience, and such highly sought-after individuals may be subject to non-competition and other agreements that restrict their ability to work for us. Our inability to attract and retain these key technical and managerial personnel may materially and adversely affect our digital asset operations, and any failure by our management to effectively anticipate, implement, and manage the profound technological and regulatory changes required to sustain our growth would have a material and adverse effect on our business, financial condition, and results of operations.

Our ability to effectively manage our expected growth will be dependent on the performance of highly skilled personnel, including our Chief Executive Officer Melissa Chen, our senior management team, and other key employees, and our ability to recruit and retain key employees. The loss of key personnel or an inability to attract, retain, and motivate qualified personnel may impair our ability to expand our business.

If we fail to implement and maintain an effective system of internal controls over financial reporting, we may be unable to accurately report our results of operations, meet reporting obligations, or prevent fraud. As a result, our security holders could lose confidence in our financial and other public reporting, which would harm our business and trading price of our securities.

We are subject to reporting obligations under U.S. securities laws. The SEC adopted rules pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring every public company to include a management report on such company’s internal control over financial reporting in its annual report, which contains management’s assessment of the effectiveness of its internal control over financial reporting.

For the fiscal year ended December 31, 2025, we identified the following material weaknesses and significant deficiencies:(1) Complex transaction controls – We lack standardized processes to identify, evaluate, account for, and disclose complex and non-recurring transactions under U.S. GAAP and SEC rules, particularly for disposal of legacy operations and discontinued operations. Key accounting judgments, impairment measurements, and disclosure review procedures are insufficient, (2) Digital asset controls – We lack complete policies and processes for digital asset custody, wallet management, private key security, transaction authorization, and independent reconciliation. Wallet and private key policies are not fully standardized, approval mechanisms are unclear, and regular book-to-blockchain reconciliation is not established. See “Item 15. Controls and Procedures” for further details. Our management is currently in the process of evaluating the steps necessary to remediate the ineffectiveness, such as (i) establishing standardized processes for complex transactions, enhancing review and oversight, and engaging external experts when needed; and (ii) developing standardized digital asset policies, independent reconciliation mechanisms, and enhanced monitoring.

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However, these measures may not fully remediate the identified deficiencies. If we fail to timely remediate these or other deficiencies, material misstatements could occur, and our ability to comply with financial reporting requirements and regulatory filings could be impaired. The digital asset control deficiencies also increase risks related to asset security, transaction authorization, and reconciliation accuracy. As a result, our business, financial condition, results of operations, prospects, and share price could be materially and adversely affected.

Risks Related to this Offering and our Class A Ordinary Shares

The July 2026 private placement and any exercise of warrants issued in that transaction may cause substantial dilution and create a significant overhang on our Class A Ordinary Shares

On July 3, 2026, we closed a US$700 million private placement in which we issued 331,753,557 Class A Ordinary Shares and warrants to purchase 995,260,671 additional Class A Ordinary Shares at an exercise price of US$2.11 per share. Exercise of the private-placement warrants, sales of shares issued in that transaction or perceptions that such sales may occur could materially dilute existing shareholders, depress the market price of our Class A Ordinary Shares and make future equity financing more difficult or more dilutive.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of our outstanding options and warrants.

If you purchase our Class A Ordinary Shares in this offering, you will experience immediate and substantial dilution, as the offering price of our Class A Ordinary Shares and Warrants is substantially greater than our net tangible book value per share before giving effect to this offering. Accordingly, if you purchase the securities in this offering, you will incur immediate substantial dilution of approximately US$0.194 per share, representing the difference between the offering price per one Class A Ordinary Share and per Warrant and our as-adjusted net tangible book value as of June 30, 2026. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution” of this prospectus supplement.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

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Future sales of our Class A Ordinary Shares, whether by us or our shareholders, including the Purchasers, could cause the price of our Class A Ordinary Shares to decline.

In this offering, the Purchasers are purchasing from us an aggregate of 23,809,530 Class A Ordinary Shares, and we may issue additional up to 71,428,590 Class A Ordinary Shares underlying the Series A Warrants and Series B Warrants. If our existing shareholders, including the Purchasers, sell, or indicate an intent to sell, substantial amounts of our Class A Ordinary Shares in the public market, the trading price of our Class A Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our Class A Ordinary Shares could also depress the market price of our shares. A decline in the price of our Class A Ordinary Shares might impede our ability to raise capital through the issuance of additional Class A Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional Class A Ordinary Shares, or securities convertible into or exercisable for our Class A Ordinary Shares, or the perception that we will issue such securities, could reduce the trading price for our Class A Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of Class A Ordinary Shares issued upon the exercise of our outstanding Warrants could further dilute the holdings of our then existing shareholders.

We have registered 87,894,296 Class A Ordinary Shares on Form S-8 for issuance under our 2026 Share Incentive Plan. As of the date of this prospectus supplement, these shares remain reserved for future issuance, no shares have been issued under the plan, and the reserved shares are excluded from the outstanding share counts presented herein. The plan’s share limit automatically increases annually by 10% of the Class A Ordinary Shares outstanding at the preceding year-end, or a lesser amount determined by the committee administering the plan. Future issuances under the plan may dilute existing shareholders, and subsequent sales of those shares, or the prospect of such sales, may depress the market price of our Class A Ordinary Shares.

There is no public market for the Warrants being offered in this offering.

There is no public trading market for the Series A Warrants or the Series B Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the Warrants on the Nasdaq Stock Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

The adjustment provisions of the Series A Warrants and Series B Warrants may result in additional dilution and may adversely affect our ability to raise capital.

The Series A Warrants and Series B Warrants contain exercise-price adjustments based on the lowest VWAP around specified share splits, share dividends, reverse share splits, recapitalizations and similar events, together with increases in the number of shares or units issuable under the applicable share-combination adjustment provisions. They also contain downward exercise-price adjustments upon certain subsequent issuances or deemed issuances of securities at prices below the applicable exercise price, other than specified exempt issuances. These provisions may reduce the exercise prices substantially, increase the number of securities issuable under the share-combination adjustment provisions and reduce the cash proceeds we would receive per share on a cash exercise. In addition, exercise of a Series B Warrant results in issuance of both Class A Ordinary Shares and additional Series A Warrants, creating a further potential source of dilution when those Series A Warrants are exercised. The potential issuance or sale of these securities may adversely affect the market price of our Class A Ordinary Shares and make future financing more difficult or more dilutive.

The Share Consolidation approved by our shareholders on September 3, 2026 would be a Share Combination Event as defined under each of the Series A Warrants and Series B Warrants. If it becomes effective while the warrants are outstanding, the exercise price of the Series A Warrants and Series B Warrants will be reduced, but not increased, to the lowest volume weighted average price during the period beginning five consecutive trading days before and ending five trading days after the Share Combination Event Date, and the number of Class A Ordinary Shares issuable on exercise will be increased so that the aggregate exercise price remains the same as on the issuance date. Given the recent trading price of our Class A Ordinary Shares, that adjustment could be substantial.

The Series B Warrants have a short exercise period and may expire without value.

The Series B Warrants expire 30 days after issuance. A holder that does not exercise within the applicable exercise period will lose its rights under the Series B Warrants, including the right to receive the underlying Class A Ordinary Shares and additional Series A Warrants. The market price of our Class A Ordinary Shares may not make exercise economically attractive during that short period. The exercise and registration conditions in the Series B Warrants may also affect a holder’s ability to exercise before expiration. We are not required to net cash settle an exercise.

Except for specified contractual rights, holders of Warrants will not have rights as shareholders until they exercise their Warrants and acquire Class A Ordinary Shares.

Holders of Warrants will not have voting or other rights as holders of the underlying Class A Ordinary Shares until exercise, except as expressly provided in the Warrants. The Series A Warrants provide contractual participation rights in certain rights offerings and distributions, subject to their beneficial ownership limitations, and the Series B Warrants preserve adjustment rights applicable to the underlying Series A Warrants. These contractual rights do not give holders of Warrants all of the rights of holders of Class A Ordinary Shares.

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Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal and state securities law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of shares; and (ii) indemnification for breach of contract, among other matters.

If we fail to maintain compliance with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for trading our shares and make obtaining future debt or equity financing more difficult for us.

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days (the “Minimum Bid Price Requirement”). On January 23, 2024, we received a deficiency notice from the Nasdaq, notifying us that our listed securities did not comply with the Minimum Bid Price Requirement. On July 8, 2024, we implemented a 1-for-30 reverse split of our ordinary shares to increase the per share trading price to satisfy the Minimum Bid Price Requirement.

On February 13, 2025, we received a Staff determination letter from the Listing Qualifications Department of the Nasdaq notifying us of the Staff’s determination to delist our securities from The Nasdaq Global Market due to the Company’s failure to regain compliance with: (i) the minimum US$50 million market value of our listed securities requirement as set forth in Listing Rule 5450(b)(2)(A); and (ii) the minimum US$15 million market value of our publicly held shares requirement as set forth in Listing Rule 5450(b)(2)(C). On April 30, 2025, we were notified by Nasdaq that our application to transfer the listing of our Class A Ordinary Shares from the Nasdaq Global Market to the Nasdaq Capital Market was approved. Our securities began trading on the Nasdaq Capital Market on May 2, 2025. On May 7, 2025, we were notified by Nasdaq that we regained compliance with Listing Rules 5450(b)(2&3)(C) and 5450(b)(2) (A) as required by the Nasdaq Hearings Panel’s decision.

On October 15, 2025, we received a letter from the Nasdaq, notifying us that we were currently not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2) because the closing bid price of our Class A Ordinary Shares was below $1.00 per share for a period of 30 consecutive business days. On November 17, 2025, the Company received a notification letter from the Nasdaq, informing the Company that it has regained compliance with minimum bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2), and the matter was closed.

On December 12, 2025, we received a letter from Nasdaq that we were not in compliance with Nasdaq Listing Rule 5550(b)(2), which requires a minimum Market Value of Listed Securities (“MVLS”) of US$35 million for continued listing on the Nasdaq Capital Market, because we had failed to maintain an MVLS of at least US$35 million over the preceding 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(C), we were afforded a compliance period of 180 calendar days, or until June 10, 2026, to regain compliance. On January 23, 2026, Nasdaq notified us that our MVLS had been US$35 million or greater for 20 consecutive business days, from December 23, 2025 to January 22, 2026. Accordingly, we regained compliance with Listing Rule 5550(b)(2), and the matter was closed.

On January 20, 2026, we received a written notification from Nasdaq stating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of our Class A Ordinary Shares had remained below US$1.00 per share for 30 consecutive business days, from December 4, 2025 through January 16, 2026. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), we were not eligible for a compliance period because of our prior share consolidations. Unless we timely appealed the determination to a Hearings Panel, Nasdaq Staff determined that our securities would be scheduled for delisting and suspended from trading at the opening of business on January 29, 2026. We effected a 12-for-1 share consolidation with a market effective date of January 22, 2026 in an effort to regain compliance, and a hearing was subsequently scheduled for February 24, 2026. On February 17, 2026, Nasdaq notified us that we had regained compliance with Listing Rule 5550(a)(2) and were in full compliance with all applicable Nasdaq Capital Market listing requirements. The hearing was therefore canceled, and our securities continued to be listed and traded on the Nasdaq Capital Market without interruption.

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We intend to monitor our financial performance and the closing bid price of our Class A Ordinary Shares and implement available options, including but not limited to, implementing a share consolidation of our Ordinary Shares, to maintain compliance with the Nasdaq Listing Rules. However, we cannot assure you that we will continue to comply with the requirements for continued listing on the Nasdaq Capital Market in the future. If our Class A Ordinary Shares are delisted from the Nasdaq, the liquidity and value of an investment in our Class A Ordinary Shares will be materially and adversely affected and our Class A Ordinary Shares would likely trade in the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our Class A Ordinary Shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our Class A Ordinary Shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our Class A Ordinary Share, further limiting the liquidity of our Class A Ordinary Shares. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A Ordinary Shares. Such delisting from the Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

On August 21, 2026 we gave notice of an extraordinary general meeting, and on September 3, 2026 our shareholders approved a consolidation of our issued and unissued Class A Ordinary Shares and Class B Ordinary Shares at a ratio of one hundred and sixty (160) to one (1), to take effect at 5:00 p.m. (Eastern Time) on the date confirmed by The Nasdaq Stock Market LLC or on a date to which Nasdaq has raised no objection, together with a related increase in our authorized share capital, a reduction of the par value of each issued share back to US$0.0001, a sub-division of the authorized but unissued shares and the adoption of our sixth amended and restated memorandum and articles of association. The last reported sale price of our Class A Ordinary Shares on September 17, 2026 was US$0.4401 per share, which is below the US$1.00 minimum bid price required by Nasdaq Listing Rule 5550(a)(2). We have already effected a 1-for-30 share consolidation in July 2024 and a 12-for-1 share consolidation in January 2026, and under Nasdaq Listing Rule 5810(c)(3)(A)(iv) a company that has effected a reverse share split over the prior one year period is not eligible for any compliance period for a minimum bid price deficiency. We can give no assurance that Nasdaq will confirm an effective date for the Share Consolidation, that the Share Consolidation will result in a sustained bid price at or above US$1.00, or that our securities will continue to be listed on the Nasdaq Capital Market.

If our Class A Ordinary Shares were delisted from Nasdaq, we may become subject to the trading complications experienced by “Penny Stocks” in the over-the-counter market.

Delisting from Nasdaq may cause our Class A Ordinary Share to become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of our securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell our Class A Ordinary Share. Because the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

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We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a semi-annual basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

As a Cayman Islands exempted company that is listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards, including, but not limited to, board of directors independent requirements, director nomination procedures, compensation committee matters. We are following our home country law instead of the Nasdaq listing rules that require us to obtain shareholder approval for certain dilutive events, such as certain transactions other than a public offering involving issuances of a 20% or greater interest in the company, and acquisitions of the stock or assets of another company. As a result, our shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers. In addition, we also follow other home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards with respect to the following Nasdaq requirements:

●	Executive Sessions. We will not be required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules requiring our independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. We will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Proxy Statements. We will not be required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules regarding the provision of proxy statements for general meetings of shareholders. We will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. We will not be required to and, in reliance on home country practice, we do not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of our Amended and Restated Memorandum and Articles of Association, our board of directors is authorized to issue securities, including ordinary shares, warrants and convertible notes.

 Our share price may be volatile, and purchasers of our Class A Ordinary Shares could incur substantial losses.

Our share price has been extremely volatile in the past and may continue to be so in the future. Since our January 1st 2024, our Class A Ordinary Shares has traded at prices ranging from $1.15 and $21.6. (After share merge) The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their Class A Ordinary Shares at or above the price paid for such shares. The market price for our Class A Ordinary Shares may be influenced by many factors, including, but not limited to:

●	actual or anticipated variations in our quarterly or annual financial results and prospects of our company or other companies in the same industry;

●	changes in economic and financial market conditions;

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●	the inability to obtain or maintain the listing of our Class A Ordinary Shares on Nasdaq;

●	announcements by us or our competitors of new services, expansions, investments, acquisitions, strategic partnerships or joint ventures;

●	mergers or other business combinations involving us;

●	additions and departures of key personnel and senior management;

●	risks related to the growth of our business;

●	the trading volume of our Class A Ordinary Shares in the public market;

●	the release of lockup, escrow or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	natural disasters, terrorist acts, acts of war or periods of civil unrest;

●	the impact of epidemic and pandemic diseases, such as the COVID-19 pandemic, and governmental responses thereto, on the Company’s business, financial condition and results of operations;

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events; and

●	the realization of some or all of the risks described in this section.

Class A Ordinary Shares representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our Class A ordinary shares to decline.

Pursuant to this offering, we are selling 23,809,530 Class A Ordinary Shares and may issue up to 71,428,590 Class A Ordinary Shares underlying the Series A Warrants and Series B Warrants, and 1,190,476 Class A Ordinary Shares underlying the Placement Agent Warrants. This sale and any future sales of a substantial number of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could materially adversely affect the price of our Class A Ordinary Shares. We cannot predict the effect, if any, that market sales of those Class A Ordinary Shares or the availability of those Class A Ordinary Shares for sale will have on the market price of our Class A Ordinary Shares.

The Warrants are speculative in nature and may never have any value.

Except as otherwise provided in the Warrants, until holders of the Warrants acquire our Class A Ordinary Shares upon exercise of the Warrants, holders of Warrants will have no rights with respect to our Class A Ordinary Shares underlying such Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Warrants is uncertain. There can be no assurance that the market price of our Class A Ordinary Shares will ever equal or exceed the purchase price of the Warrants, and, consequently, whether it will ever be profitable for investors of the Warrants.

There can be no assurance we will not be a passive foreign investment company (“PFIC”) for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our Class A Ordinary Shares.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% (by value) of the stock.

Based upon the manner in which we currently operate our business, the expected composition of our income and assets and the value of our assets, we do not expect to be a PFIC for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year, and the application of the PFIC rules is subject to uncertainty in several respects. The value of our assets for purposes of the PFIC determination will generally be determined by reference to the market price of our Class A Ordinary Shares, which could fluctuate significantly. Because of these uncertainties, there can be no assurance we will not be a PFIC for the current taxable year, or will not be a PFIC in the future.

If we were a PFIC for any taxable year during which a U.S. investor owns our Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor. See “Item 10.E. Taxation” of the 2025 Annual Report, which is incorporated herein by reference.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$4.6 million, after deducting the placement agent fees and estimated offering expenses payable by us and excluding proceeds from any Warrant exercises. In addition, any cash proceeds we receive upon exercise of Series B Warrants will be subject to an additional Placement Agent fee equal to 7.0% of such proceeds.

We plan to use the net proceeds of this offering for working capital and general corporate purposes, which may include the acquisition, custody, holding, staking, management and disposition of digital assets and cryptocurrencies and related treasury and business operations, and the purchase of insurance coverage for our directors and officers. We may not use such proceeds to satisfy any portion of our debt, other than payment of trade payables in the ordinary course of our business and consistent with prior practices; to redeem any Class A Ordinary Shares or securities convertible into, exchangeable for or exercisable to acquire Class A Ordinary Shares; to settle any outstanding litigation; or in violation of the U.S. Foreign Corrupt Practices Act or regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors (the “Board of Directors”) and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant. Payments of dividends to our company are subject to restrictions including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026:

● on an actual basis;

● on a pro forma basis to give effect to the issuance and sale of an aggregate of 331,753,557 units at a purchase price of US$2.11 per unit in the private placement closed on July 3, 2026, each unit consisting of one Class A Ordinary Share and three warrants with an exercise price of US$2.11 per share, for an aggregate purchase price of US$700,000,000; and

● on a pro forma as adjusted basis to give further effect to the issuance and sale of 23,809,530 Class A Ordinary Shares, and the accompanying Series A Warrants and Series B Warrants in this offering at the combined offering price of US$0.21 per Class A Ordinary Share and accompanying warrants, after deducting the placement agent fees and estimated offering expenses payable by us, and assuming no exercise of the Series A Warrants, the Series B Warrants or the Placement Agent Warrants.

June 30, 2026	Actual	Pro Forma	Pro Forma as Adjusted
	US$	US$	US$
Equity
Class A Ordinary Shares of a par value of US$0.0001 each: 2,994,600,000 shares authorized, 351,578,281 shares issued and outstanding, actual; 351,578,281 shares issued and outstanding, pro forma (unaudited); 375,387,811 shares issued and outstanding, pro forma as adjusted (unaudited)	35	35	37
Class B Ordinary Shares of a par value of US$0.0001 each: 5,400,000 shares authorized, 1,334 shares issued and outstanding, actual, pro forma and pro forma as adjusted (unaudited)	-	-	-
Treasury shares	(500)	(500)	(500)
Additional paid-in capital	1,215,800	1,215,800	1,220,398
Share subscription receivable	(700,000)	-	-
Accumulated deficit	(298,528)	(298,528)	(298,528)
Total equity	216,807	916,807	921,407
Total capitalization	216,807	916,807	921,407

The above discussion and table exclude: (i) Class A Ordinary Shares issuable upon exercise of the Series A Warrants, the Series B Warrants and the Placement Agent Warrants offered in this offering; (ii) Class A Ordinary Shares issuable upon exercise of the 995,260,671 warrants issued in the private placement closed on July 3, 2026; (iii) Class A Ordinary Shares issuable upon exercise of the warrants issued in December 2021, in February 2022 and in the private placement completed in December 2025; and (iv) 87,894,296 Class A Ordinary Shares reserved for issuance under our 2026 Share Incentive Plan. The table does not give effect to the Share Consolidation approved by our shareholders on September 3, 2026, which had not become effective as of the date of this prospectus supplement.

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DILUTION

Investors of our Class A Ordinary Shares offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their Class A Ordinary Shares from the offering price of the Class A Ordinary Shares. The net tangible book value represents the amount of our total assets less our total liabilities, excluding goodwill and intangible assets. The net tangible book value of our Ordinary Shares as of June 30, 2026 was approximately US$1,814,000, or US$0.01 per Ordinary Share. Net tangible book value per share of our Ordinary Shares is equal to our net tangible assets (tangible assets less total liabilities) divided by the number of Ordinary Shares issued and outstanding as of June 30, 2026.

After giving effect to (i) the issuance in January 2026 of 262,806 Class A Ordinary Shares upon the exercise of certain Pre-Funded Warrants issued in November 2025, (ii) the disposal of Chijet Inc. and its subsidiaries completed on March 20, 2026 for nominal cash consideration of US$1.00, and (iii) the issuance and sale of 331,753,557 Class A Ordinary Shares, together with Warrants to purchase up to 995,260,671 Class A Ordinary Shares, in the private placement completed on July 3, 2026 for an aggregate purchase price of US$700.0 million, our pro forma net tangible book value as of June 30, 2026 would have been US$1,814,000, or US$0.01 per share.

After reflecting only the sale of 23,809,530 Class A Ordinary Shares at an offering price of US$0.21 per share, and after deducting the placement agent fees and estimated offering expenses payable by us (without giving effect to any exercise of Series A Warrants, Series B Warrants and the Placement Agent Warrants), our pro forma adjusted net tangible book value per Ordinary Share as of June 30, 2026 would have been approximately US$6,414,001, or US$0.02 per share. The change represents an immediate increase in net tangible book value per Ordinary Share of US$0.01 per share to existing shareholders and an immediate dilution of US$0.19 per share to new investors in this offering.

The following table illustrates this per share dilution, assuming no exercise of the Series A Warrants, the Series B Warrants and the Placement Agent Warrants:

Per Ordinary Share
Offering price per Class A Ordinary Share	$0.21
Net tangible book value per share as of June 30, 2026	$0.01
Increase in net tangible book value per share attributable to the pro forma adjustments described above	$-
Pro forma net tangible book value per share as of June 30, 2026	$0.01
Increase per share attributable to pro forma existing investors of Ordinary Shares	$0.01
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$0.02
Dilution per share to new investors	$0.19

The information above is based on 351,579,615 Ordinary Shares issued and outstanding as of June 30, 2026, including 351,578,281 Class A Ordinary Shares and 1,334 Class B Ordinary Shares. The above discussion and table excluded: (i) 124 Class A Ordinary Shares issuable upon exercise of the warrants issued in February 2022; (ii) 12 Class A Ordinary Shares issuable upon exercise of the warrants issued in December 2021; (iii) 5,905,512 Class A Ordinary Shares issuable upon exercise of the warrants issued pursuant to the securities purchase agreement dated October 26, 2025, as supplemented on November 25, 2025, in connection with the private placement completed in December 2025; (iv) 995,260,671 Class A Ordinary Shares issuable upon exercise of the warrants issued in the private placement completed on July 3, 2026; (v) 87,894,296 Class A Ordinary Shares reserved for future issuance under our 2026 Share Incentive Plan.

All share information related to dilution abovementioned has been retrospectively restated to give effect to 1-for-12 reverse stock split on January 22, 2026. Such share information does not give effect to the 160-for-1 consolidation of our issued and unissued Class A Ordinary Shares and Class B Ordinary Shares approved by our shareholders at the extraordinary general meeting held on September 3, 2026, which had not become effective as of the date of this prospectus supplement.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Class A Ordinary Shares

We are offering 23,809,530 Class A Ordinary Shares as well as up to 71,428,590 Class A Ordinary Shares issuable upon the exercise of the Series A Warrants and Series B Warrants, and up to 1,190,476 Class A Ordinary Shares issuable upon the exercise of Placement Agent Warrants pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Class A Ordinary Shares are described under Exhibit 2.1 to the 2025 Annual Report.

Series A Warrants

The following is a brief summary of certain terms and conditions of the Series A Warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the Series A Warrants. The form of Series A Warrant will be filed as an exhibit to a current report on Form 6-K that we will file with the SEC.

Form

The Series A Warrants will be issued as individual warrant agreements. The form of Series A Warrant will be filed as an exhibit to a current report on Form 6-K that we will file with the SEC.

Term

The Series A Warrants will be exercisable immediately upon issuance and will expire at 5:00 p.m., New York City time, on the fifth anniversary of the Initial Exercise Date or, if that date is not a Trading Day, on the immediately following Trading Day.

Exercisability

A holder may exercise a Series A Warrant, in whole or in part, by delivering a duly completed exercise notice and paying the aggregate exercise price, unless a permitted cashless exercise is elected. For a cash exercise, payment is due by the earlier of one trading day and the standard settlement period after the exercise notice. We must deliver any objection to an exercise notice within one trading day after receipt. If there is no effective registration statement registering issuance of the underlying shares or the prospectus contained therein is not available for their issuance, the holder may exercise under the cashless exercise formula in the Series A Warrant, and we will receive no cash exercise price. Except to the extent a delivery failure results from events or circumstances beyond our control, liquidated damages are US$5 per trading day for each US$1,000 of shares subject to the exercise, increasing to US$10 per trading day beginning on the third trading day after the required delivery date, until delivery or rescission. For Series A Warrants, the share value is based on the exercise price, and aggregate liquidated damages for an exercise may not exceed the aggregate exercise price payable for the shares subject to that exercise. No fractional shares will be issued; we may elect to pay cash for the fractional interest based on the exercise price or round up to the next whole share. We are not required to net cash settle an exercise of a Series A Warrant. The securities purchase agreements separately provide rescission and withdrawal rights following our untimely performance. See “Plan of Distribution—Rescission and Withdrawal Rights.”

Exercise Limitations

Under the terms of the Series A Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of Class A Ordinary Shares beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Class A Ordinary Shares would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% (or, if elected by the holder before issuance, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

Exercise Price

The Series A Warrants will have an initial exercise price of US$0.44 per Class A Ordinary Share. The exercise price and number of underlying shares are subject to proportional adjustment for share dividends, subdivisions, combinations, reclassifications and similar events, as well as the additional adjustment provisions described below.

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Following specified share splits, share dividends, combinations or similar events, the exercise price of the Series A Warrants will be reduced, but not increased, to the lowest appropriately adjusted VWAP during the period beginning five trading days before and ending on the fifth trading day after the event date, with the following trading day used as the event date if the event occurs after market close. Adjustments apply daily during that period, with corresponding increases in the underlying shares to preserve the issuance-date aggregate exercise price for the unexercised portion. Certain sales, issuances, agreements, announcements, grants and deemed issuances of Class A Ordinary Shares or ordinary share equivalents at an effective price below the then-current exercise price also trigger an adjustment, other than Exempt Issuances under the securities purchase agreement. In those cases, the exercise price will be reduced to the lower of the effective issuance price determined under the Series A Warrants and the lowest VWAP during the period beginning five trading days before and ending on the fifth trading day after consummation, effective at the close of the last trading day of that period.

Transferability

Subject to applicable securities laws and the transfer procedures in the Series A Warrant, a Series A Warrant may be transferred in whole or in part. We will maintain a warrant register and may treat the registered holder as the owner of the Series A Warrant for exercise and other purposes. Except as expressly provided in the Series A Warrant, a holder has no voting, dividend or other shareholder rights with respect to the underlying Class A Ordinary Shares until exercise.

Fundamental Transactions

Following a merger, sale of all or substantially all of our assets or other specified Fundamental Transaction, a holder may, upon exercise of a Series A Warrant, receive the same securities, cash or other property that it would have received had it exercised the warrant immediately before the transaction, including the same election among forms of consideration and without regard to the beneficial ownership limitation. Alternatively, the holder may require us or the successor entity to purchase the unexercised portion of the warrant for its Black-Scholes Value by making an election upon consummation of the transaction or within the applicable 30-day period. For transactions outside our control, the consideration will be limited to the same form and proportion paid to holders of our Class A Ordinary Shares. If we are not the surviving entity, the successor must assume our obligations in writing and, at the holder’s option, provide a substantially similar replacement security, with us and the successor remaining jointly and severally liable.

No Rights as a Shareholder

Except as expressly provided in the Series A Warrants or by virtue of a holder’s ownership of Class A Ordinary Shares, a holder of Series A Warrants will not have the rights of a shareholder, including voting rights, until exercise. The Series A Warrants entitle the holder to participate in certain pro rata rights offerings and distributions as if the Series A Warrants had been exercised in full, subject to the beneficial ownership limitation. Any entitlement that would exceed that limitation is held in abeyance until it may be provided without exceeding the limitation. We must give holders at least 10 calendar days’ advance notice of specified dividends, distributions, rights offerings and other corporate events.

Series B Warrants

The following is a brief summary of certain terms and conditions of the Series B Warrants being offered in this offering. This description is subject in all respects to the provisions contained in the Series B Warrants. The form of Series B Warrant will be filed as an exhibit to a current report on Form 6-K that we will file with the SEC.

Underlying Securities and Term

The Series B Warrants will initially be exercisable for up to 23,809,530 units, each consisting of one Class A Ordinary Share and one new Series A Warrant to purchase one Class A Ordinary Share on the same terms as the original Series A Warrants, subject to adjustment. The initial number of units issuable upon exercise of the Series B Warrants equals 100% of the aggregate number of Class A Ordinary Shares purchased in this offering. Each Series B Warrant is exercisable beginning on its issuance date and expires at 5:00 p.m., New York City time, 30 days after that date. If the expiration date is a day on which banking institutions are authorized by law to close, exercise may occur on the next succeeding day that is not such a day.

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Exercisability and Exercise Price

The initial exercise price of each Series B Warrant is US$0.21 per unit. A holder may exercise in whole or in part by delivering a duly completed exercise form, the Series B Warrant and payment of the exercise price. Alternatively, a holder may elect a cashless exercise at any time during the exercise period under the formula in the Series B Warrant. The cashless exercise right is not conditioned on the unavailability of an effective registration statement or prospectus. We will receive no cash exercise price upon a cashless exercise. The market-price input in the cashless exercise formula is, at the holder’s election, the VWAP or last reported sale price of a Class A Ordinary Share on the trading day immediately before the exercise notice. Fractional interests in shares or Series A Warrants will be rounded up or down to the nearest whole number, without cash or scrip in lieu of a fractional interest.

We are not required to net cash settle an exercise of a Series B Warrant or its underlying Series A Warrants. The Series B Warrant provides that exercise requires a cashless exercise, an effective registration statement or an available exemption from registration. If a holder cannot exercise before expiration, the applicable Series B Warrant or underlying Series A Warrant may expire worthless. The Series B Warrants are subject to the beneficial ownership limitation described above under “Series A Warrants—Exercise Limitations.” For this purpose, shares counted upon exercise include the Class A Ordinary Shares in the units and, to the extent then exercisable under their terms, the Class A Ordinary Shares underlying the Series A Warrants in those units; unexercised portions of warrants and other securities subject to analogous ownership limitations are excluded as provided in the Series B Warrant.

Adjustments

The securities issuable upon exercise and the exercise price are subject to adjustment for share dividends, share splits, combinations, reclassifications and other events as specified in the Series B Warrants. The Series B Warrants also contain share-combination VWAP reset and subsequent dilutive-issuance exercise-price adjustment provisions substantially as described above under “Series A Warrants—Exercise Price.” Under the share-combination VWAP reset, the number of units issuable upon exercise increases as provided in the Series B Warrant to preserve the aggregate exercise price specified in that provision. No adjustment may reduce the Series B exercise price below the par value of a Class A Ordinary Share. A holder also receives the benefit of adjustment provisions applicable to the underlying Series A Warrants, including adjustments occurring before exercise of the Series B Warrant and issuance of those Series A Warrants.

Transferability

A Series B Warrant may be transferred in whole or in part beginning on its issuance date, subject to applicable securities laws and the transfer procedures in the Series B Warrant. A permitted assignment requires delivery of a completed assignment form, the Series B Warrant and any applicable transfer taxes. If there is no effective registration statement covering the underlying securities, the transfer must satisfy the registration or exemption requirements set forth in the Series B Warrant.

Reorganizations and Similar Transactions

Following specified reclassifications, reorganizations, mergers or consolidations, or a sale of all or substantially all of our property in connection with our dissolution, a holder may receive upon exercise, during the remaining term and for the same aggregate exercise price, the securities or other property, including cash, that a holder of the shares obtainable upon exercise of the Series B Warrant and its underlying Series A Warrants immediately before the event would have received. In specified mergers or consolidations, the successor must deliver a supplemental warrant preserving the applicable rights and adjustment provisions.

No Rights as a Shareholder

Holding a Series B Warrant does not confer voting or other shareholder rights. We must give holders at least five days’ advance written notice of specified dividends, distributions, subscription rights, dissolution, liquidation, winding up or asset-sale events, and provide copies of notices given to shareholders at the same time and in the same manner. The Series B Warrants preserve the adjustment rights of the underlying Series A Warrants as described above.

Placement Agent Warrants

The following summary of certain terms and provisions of the Placement Agent warrants is not complete and is subject to, and qualified in its entirety by, the form of Placement Agent warrant will be provided in this offering and will be filed as an exhibit to a Report of Foreign Issuer on Form 6-K with the SEC in connection with this offering.

We have agreed to issue to the Placement Agent, or its designated affiliates, Placement Agent Warrants to purchase up to 1,190,476 Class A Ordinary Shares, calculated as 5.0% of the aggregate number of Class A Ordinary Shares sold in this offering, rounded up to the next whole share. Under the placement agency agreement, the Placement Agent Warrants will have the same exercise price and terms as the Series A Warrants. The Placement Agent Warrants and their underlying Class A Ordinary Shares are being registered on the registration statement of which this prospectus supplement is a part.

Form

The Placement Agent Warrants will be issued as individual warrant agreements to the Placement Agent. The form of Placement Agent Warrants will be filed as an exhibit to a current report on Form 6-K that we will file with the SEC.

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Term

The Placement Agent Warrants will be exercisable immediately upon issuance and will expire at 5:00 p.m., New York City time, on the fifth anniversary of their initial exercise date or, if that date is not a trading day, on the immediately following trading day.

Exercise Limitations

The Placement Agent Warrants will have the same exercise terms and beneficial ownership limitation as the Series A Warrants, as described above under “Series A Warrants—Exercisability” and “Series A Warrants—Exercise Limitations.”

Exercise Price

The initial exercise price of the Placement Agent Warrants will be US$0.44 per Class A Ordinary Share, the same as the initial exercise price of the Series A Warrants. The Placement Agent Warrants will have the same adjustment provisions as the Series A Warrants, including the share-combination VWAP reset and subsequent dilutive-issuance exercise-price adjustments described above.

Fundamental Transaction

The Placement Agent Warrants will have the same fundamental transaction provisions as the Series A Warrants, including the right to receive alternative consideration and the holder’s right to require a purchase of the unexercised portion for its Black-Scholes Value on the terms described above under “Series A Warrants—Fundamental Transactions.” They will also have the same transferability provisions, participation rights in certain rights offerings and distributions, and limitations on shareholder rights as the Series A Warrants. We will reserve sufficient Class A Ordinary Shares for exercise of the outstanding Placement Agent Warrants.

The above summaries of certain terms and provisions of the Placement Agent Warrants are not complete and are subject to, and qualified in its entirety by, the provisions of the forms of such documents, which will be filed as exhibits to a Report of Foreign Issuer on Form 6-K with the SEC. You should review the copies of such documents before you invest in our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is Equiniti Trust Company, LLC at 28 Liberty Street, 53rd Floor, New York, NY 10005.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “DCX.”

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PLAN OF DISTRIBUTION

We have entered into a placement agency agreement with Maxim Group LLC, which we refer to as the placement agent, in connection with this offering. The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby.

We entered into securities purchase agreements with certain institutional investors, pursuant to which we agreed to issue to the investors an aggregate of 23,809,530 Class A Ordinary Shares, together with Series A Warrants to purchase up to 23,809,530 Class A Ordinary Shares and Series B Warrants to purchase up to 23,809,530 units, and up to 71,428,590 Class A Ordinary Shares underlying the Series A Warrants and the Series B Warrants, in this takedown from our shelf registration statement, and we will only sell to investors who have entered into the securities purchase agreements with us.

We expect delivery of our Class A Ordinary Shares and Warrants issued and sold in this offering to occur on September 21, 2026, subject to the satisfaction of customary closing conditions.

Unless the Placement Agent otherwise directs, settlement of the Class A Ordinary Shares will occur on a delivery versus payment basis. On the closing date we will issue the Class A Ordinary Shares registered in the purchasers’ names and released by our transfer agent directly to the account or accounts at the Placement Agent identified by each purchaser, the Placement Agent will promptly deliver those shares electronically to the applicable purchaser, and payment will be made by the Placement Agent or its clearing firm by wire transfer to us. We have agreed to deliver irrevocable transfer agent instructions directing our transfer agent to deliver the Class A Ordinary Shares on an expedited basis through the Deposit or Withdrawal at Custodian system of The Depository Trust Company.

Under the securities purchase agreement the closing is to occur on the trading day on which all transaction documents have been executed and delivered and all conditions precedent have been satisfied or waived, and in no event later than the first trading day following the date of that agreement, or the second trading day following that date if the agreement was signed on a day that is not a trading day or after 4:00 p.m. (New York City time). Any purchaser may terminate the securities purchase agreement, as to that purchaser’s obligations only, by written notice if the closing has not been consummated on or before the fifth trading day following the date of that agreement.

Fees and Expenses

We have agreed to pay the placement agent upon the closing a cash fee equal to 7.0% of the aggregate purchase price of the securities offered under this prospectus supplement and accompanying prospectus. In addition, we will pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds we receive upon exercise of any Series B Warrants, payable within two business days of each such exercise. Subject to compliance with FINRA Rule 5110(g)(5)(A), we also agreed to reimburse the Placement Agent for its reasonable out-of-pocket actual expenses incurred in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the transaction documents, including due diligence and regulatory filings, and the reasonable fees, costs and disbursement of its legal counsel not to exceed US$50,000, or US$25,000 if the placement agency agreement is terminated before this offering is consummated, payable directly out of the gross proceeds at the Closing.

	Per Class A Ordinary Share	Total
Offering price	$0.21	$5,000,001.30
Placement Agent fees	$0.0147	$350,000.09
Proceeds, before expenses, to the Company	$0.1953	$4,650,001.21

After deducting fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately US$4.6 million.

Indemnification

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

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Rescission and Withdrawal Rights

Under the securities purchase agreements, if we do not timely perform our obligations relating to a purchaser’s exercise of a right, election, demand or option under a transaction document, the purchaser may, upon written notice, rescind or withdraw the relevant notice, demand or election in whole or in part without prejudice to its future rights, notwithstanding contrary provisions in the other transaction documents. If an exercise of a Warrant is rescinded, the purchaser must return any Class A Ordinary Shares subject to that exercise concurrently with our return of the exercise price paid and restoration of the purchaser’s right to acquire those shares under the Warrant.

Placement Agent Warrants

We have agreed to issue to Maxim (or its permitted assignees) warrants to purchase a number of Class A Ordinary Shares equal to 5.0% of the total number of Class A Ordinary Shares being sold in this offering. Based on the number of Class A Ordinary being sold in this offering, the Placement Agent Warrants will be exercisable for up to 1,190,476 Class A Ordinary Shares. The Placement Agent Warrants will be exercisable at the same price and on the same terms as the Series A Warrants issued in this offering, at an initial exercise price of US$0.44 per Class A Ordinary Share, exercisable immediately upon issuance and expiring five years after the original issuance date. The Placement Agent Warrants and the Class A Ordinary Shares underlying the warrants are being registered on the registration statement of which this prospectus supplement is a part.

Right of First Refusal

For a period of six (6) months from the closing of the offering, (the “Closing”), we have granted the Placement Agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent on customary and commercially reasonable terms, for any and all of our future public and private equity, equity-linked or convertible debt offerings during such period.

Tail Compensation

If, within six months after the Closing or after we terminate the Placement Agent’s engagement while it is prepared to proceed with this offering, we complete a public or private equity, equity-linked, convertible or debt financing or other capital raising activity with, or receive proceeds from, an investor contacted or introduced by the Placement Agent during its engagement, we have agreed to pay the Placement Agent the compensation as described above to the extent of the gross proceeds received, upon the closing of such financing.

Lock-Up Agreements

Each of our directors, officers and holders of 5% or more of our outstanding Class A Ordinary Shares has agreed, from the date of the applicable lock-up agreement until 90 days after the Closing, not to sell, transfer, pledge or hedge their Class A Ordinary Shares or related convertible, exchangeable or exercisable securities, subject to specified exceptions and conditions. We may not waive or modify these restrictions except to extend the lock-up period. We must enforce the agreements, use commercially reasonable efforts to seek specific performance following a breach and instruct our transfer agent to reject prohibited transfers.

Under the securities purchase agreements, from signing until 30 calendar days after the Closing, we and our subsidiaries are restricted from issuing, agreeing to issue or announcing issuances of Class A Ordinary Shares or related securities, and from filing registration statements or amendments or supplements. Exceptions include this prospectus supplement, Form S-8 filings and related incentive-plan share issuances, Form F-3 filings and related documents, and “Exempt Issuances” as defined in those agreements, including specified equity-plan issuances, exercises or conversions of securities, and qualifying acquisitions or strategic transactions, subject to applicable conditions.

We may not effect or publicly announce a forward or reverse share split without the Placement Agent’s prior written consent before the close of business on the fourth business day following execution of the securities purchase agreements.

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Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Class A Ordinary Shares by the placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the common course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Placement Agent’s websites or our website and any information contained in any other websites maintained by the Placement Agent or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent, and should not be relied upon by investors.

Relationships

The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

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TAXATION

For a discussion of the material income tax consequences relating to the purchase, ownership and disposition of our Class A Ordinary Shares, see “Item 10.E. Taxation” of the 2025 Annual Report, which is incorporated by reference into this prospectus supplement.

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ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Harney Westwood & Riegels, our counsel with respect to the laws of the Cayman Islands, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

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MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus supplement, no reportable material changes have occurred since December 31, 2025.

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LEGAL MATTERS

We are being represented by York Hart & Lane LLP with respect to certain legal matters with respect to U.S. federal securities and New York State law. Ellenoff Grossman & Schole LLP is acting as counsel for the placement agent in connection with this offering. The validity of the securities offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. York Hart & Lane LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

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EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2025 and 2024 included in this prospectus have been audited by Assentsure PAC, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the translation of Renminbi amounts to United States dollar amounts). Such financial statements and financial statement schedule are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The condensed consolidated interim financial statements as of June 30, 2026 and for the six months ended June 30, 2026 and 2025 are unaudited.

The main offices of Assentsure PAC, are located in 180B Bencoolen Street, #03-01 The Bencoolen, Singapore 189648.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made on or after the date hereof and until termination of the offering to which this prospectus supplement relates. Unless otherwise noted, all of the documents listed below have the SEC file number 001-41712:

●	the Company’s Reports on Form 6-K furnished to the SEC on November 26, 2025, December 9, 2025, December 11, 2025, December 18, 2025, December 23, 2025, January 29, 2026, January 29, 2026 (two reports), February 20, 2026, March 20, 2026, April 21, 2026, May 7, 2026, May 15, 2026, June 25, 2026, July 7, 2026, August 21, 2026, September 3, 2026 and September 18, 2026.

●	the Company’s Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 30, 2026; and

●	the description of securities contained in Exhibit 2.1 of our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 30, 2026, which updated the description contained in our Registration Statement on Form 8-A (File No. 001-41712).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

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Our filings with the SEC, including our Annual Report on Form 20-F, Reports of Foreign Private Issuer on Form 6-K and amendments to those reports and you may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Digital Currency X Technology Inc.

Attention: Melissa Chen

Room 1101, 11/F., Capital Centre 151 Gloucester Road, Wanchai, Hong Kong

Telephone: +86-0535-2766221

Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus supplement any of the information included on our website.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to our securities offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information regarding us and the securities offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

This registration statement, including exhibits thereto, and all of our reports may be reviewed on the SEC’s website, at the address: http://www.sec.gov, which provides on-line access to reports and other information regarding registrants that file electronically with the SEC.

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PROSPECTUS

Chijet Motor Company, Inc.

US$200 million

Ordinary Shares

Debt Securities

Warrants

Subscription Rights

Units

We may offer and sell from time to time ordinary shares, debt securities, warrants, subscription rights or units of Chijet Motor Company, Inc. in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The securities offered by this prospectus will have an aggregate offering price of up to US$200 million. Debt securities, subscription rights and warrants may be convertible into or exercisable or exchangeable for our ordinary shares or other securities. This prospectus provides you with a general description of the securities we may offer.

We will provide specific terms of any offered securities and offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page S-36 of this prospectus.

The ordinary shares are listed on the NASDAQ Global Market under the symbol “CJET.” On August 5, 2024, the last reported sale price of the Ordinary Shares on the NASDAQ Global Market was US$2.92 per share.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates on July 23, 2024, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $7.11 million. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Ordinary Shares held by non-affiliates is less than $75,000,000.

As of the date of this prospectus, our issued and outstanding share capital consists of Ordinary Shares. See “Description of Share Capital.”

Chijet Motor Company, Inc. is a Cayman Islands exempted company structured as a holding company primarily operating in China through its PRC subsidiaries.

Our core operating entity, Shandong Baoya, was founded in 2009 and is one of the earliest companies in China to engage in the research and development, production and sales of new energy vehicles. Our subsidiaries mainly include Baoya New Energy Automobile R&D Institution (Yantai) Co., Ltd., Baoya New Energy Automobile Sale (Yantai) Co., Ltd., Xiangyang Yazhi New Energy Automobile Co., Ltd. (“Xiangyang Yazhi”), Xiangyang Yazhi New Energy Automobile Sale Co. Ltd., Bijie Yabei New Energy Automobile Co., Ltd. (“Bijie Yabei”), Dezhou Yitu New Energy Automobile Co., Ltd., Dezhou Yarui New Energy Automobile Co., Ltd (“Dezhou Yarui”), Baoya New Energy Automobile R&D (Xiangyang) Co., Ltd. In 2019 we acquired our interest in FAW Jilin. Our primary operating entities are Shandong Baoya, and Shandong Baoya’s subsidiary, FAW Jilin. FAW Jilin has a subsidiary named FAW Jilin Automobile Sale Co., Ltd. and a branch named Shandong Branch of FAW Jilin.

For a summary, see “Item 4A. History and Development of the Company” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

We and our subsidiaries are subject to complex and evolving PRC laws and regulations and face various legal and operational risks and uncertainties relating to doing business in China. For example, we and our subsidiaries in the PRC face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection on our auditors by the PCAOB, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline.

See “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Investors in the Ordinary Shares are not purchasing equity securities of our operating subsidiaries but instead are purchasing equity securities of a Cayman Islands exempted company structured as a holding company. We face various legal and operational risks and uncertainties associated with being based in or having a portion of our operations in China and the complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offerings conducted overseas and foreign investment in China-based issuers, anti-monopoly regulatory actions, regulatory actions for virtual currency-related business activities and mining activities and oversight on cybersecurity and data privacy, which may negatively impact our ability to conduct certain businesses, access foreign investments, or list on foreign stock exchange. These risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China.” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Assentsure PAC, our independent registered public accounting firm and our principal auditors, which replaced UHY, LLP an independent registered public accounting firm and our predecessor auditors, issues the audit report included elsewhere in this prospectus.

ii

The Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit our ordinary shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCA Act. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified.

As of the date of this prospectus, we have not been, and do not expect to be identified by the SEC under the HFCA Act. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control including positions taken by authorities of the PRC.

See. in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus, “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China - The Holding Foreign Companies Accountable Act (HFCAA), together with recent joint statement by the SEC and PCAOB, Nasdaq rule changes, a determination by the PCAOB that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our ability to be listed on U.S. stock exchanges.

Investing in our securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024

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ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

●	“Shares” or “Ordinary Shares” refer to our ordinary shares, par value US$0.003 per share;

●	“US$,” “U.S. Dollars,” “$” and “dollars” refer to the legal currency of the United States; and

●	“we,” “us,” “our company,” “our group” and “our” refer to Chijet Motor Company, Inc., a Cayman Islands exempted company and its subsidiaries.

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process permitted under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell our shares, debt securities and warrants or any combination of any of the foregoing having an aggregate initial offering price of up to US$200 million from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. The SEC also maintains a web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. We also maintain a website at https://chijetmotors.com/investors/ , but information contained on, or linked from, our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement through the SEC’s website.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 30, 2024, or the 2023 Annual Report;

●	our reports on Form 6-K furnished with the SEC on May 7, 2024, May 17, 2024, June 5, 2024, June 12, 2024, June 28, 2024, July 3, 2024 and July 10, 2024; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2023 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Hongwei Mu

Tel: +86-0535-2766221

No. 8, Beijing South Road

Economic & Technological Development Zone Yantai,

Shandong, CN-37 264006

People’s Republic of China

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors, including those listed under “—Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	changes in applicable laws or regulations;

●	the actual performance of our technology in full-scale operation at customer locations;

●	the timing of revenue and expenditures;

●	the ability of ours to access sufficient capital to run its business;

●	assumptions regarding, and changes in, energy, material and labor prices;

●	the possibility that we might be adversely affected by other economic, business or competitive factors;

●	the future financial and business performance of us and our subsidiaries;

●	the performance of our technology in full-scale operations at customer locations;

●	the potential market size and the assumptions and estimates related thereto;

●	changes in the market for our products and services;

●	the outcome of any legal proceedings that might be instituted against us;

●	expansion and other plans and opportunities;

●	other factors in the “Item 3. Key Information - D. Risk Factors” section in the 2023 annual report.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should thoroughly read this prospectus, any prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. In addition, the rapidly changing nature of the online consumer finance industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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OUR COMPANY

Overview

We are a Cayman Islands exempted company structured as a holding company and conduct our operations in China through Shandong Baoya and its subsidiaries. Our principal executive offices are located at No. 8, Beijing South Road, Economic & Technological Development Zone Yantai, Shandong, CN-37 264006 and our telephone number is +86-0535-2766221.

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on June 14, 2022. Our wholly owned subsidiary, Chijet Inc. was incorporated under the laws of the Cayman Islands on July 2, 2021. Chijet Inc., in turn, indirectly holds 85.17% interest in Shandong Baoya. In addition, Chijet Inc. indirectly holds 60.05% interest in FAW Jilin.

Our core operating entity, Shandong Baoya, was founded in 2009 and is one of the earliest companies in China to engage in the research and development, production and sales of new energy vehicles. Our subsidiaries mainly include Baoya New Energy Automobile R&D Institution (Yantai) Co., Ltd., Baoya New Energy Automobile Sale (Yantai) Co., Ltd., Xiangyang Yazhi New Energy Automobile Co., Ltd. (“Xiangyang Yazhi”), Xiangyang Yazhi New Energy Automobile Sale Co. Ltd., Bijie Yabei New Energy Automobile Co., Ltd. (“Bijie Yabei”), Dezhou Yitu New Energy Automobile Co., Ltd., Dezhou Yarui New Energy Automobile Co., Ltd (“Dezhou Yarui”), Baoya New Energy Automobile R&D (Xiangyang) Co., Ltd. In 2019 we acquired our interest in FAW Jilin. Our primary operating entities are Shandong Baoya, and Shandong Baoya’s subsidiary, FAW Jilin. FAW Jilin has a subsidiary named FAW Jilin Automobile Sale Co., Ltd. and a branch named Shandong Branch of FAW Jilin.

On December 27, 2019, we acquired our interest in FAW Jilin Automobile Co., Ltd., which we refer to as “FAW Jilin.” Pursuant to the Agreement and Plan of Merger relating to this acquisition the purchase price was approximately $215 million (RMB 1.5 billion).

In preparation for listing on the U.S. Exchange Market via merging with a Special Purpose Acquisition Company traded in NASDAQ, the Company completed a reorganization by June 2023, which involved the following steps:

● On July 2, 2021, Chijet Inc. was incorporated under the laws of the Cayman Islands.

● On July 12, 2021, Baoya Technology Holdings Limited was incorporated in British Virgin Islands as a wholly-owned subsidiary of Chijet.

● On July 28, 2021, Baoyaev Group Limited was incorporated in Hong Kong as a wholly-owned subsidiary of Baoya Technology Holdings Limited.

● On October 21, 2021, Baoya New Energy (Shandong) Co., Ltd. (“WFOE”) was established in the PRC as a wholly-owned subsidiary of Baoyaev Group Limited.

By June 3, 2022, Chijet Inc. gradually acquired 85.172% stake in Shandong Baoya through its wholly-owned subsidiary WFOE via the following transactions: (1) WFOE acquired 17.245% stake in Shandong Baoya from two shareholders through 53,879,310 ordinary shares issued by Chijet Inc.; and (2) WFOE acquired 67.927% stake in Shandong Baoya from seven shareholders, individual and institutional, for total consideration of Renminbi (“RMB”)7. Upon the Baoya New Energy (Shandong) Co., Ltd.’s transaction, all seven shareholders entered into a voting agreement to vote consensually concerning operation and development matters of the Chijet and its subsidiaries. Given no change in control, the transaction is accounted for as business combination under common control.

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For financial reporting purposes, the acquisition of Shandong Baoya New Energy Vehicle Co., Ltd. represented a transaction between entities under common control, resulted in a change in reporting entity and required retrospective combination of entities for all periods presented, as if the combination had been in effect since the inception of common control. Accordingly, the consolidated financial statements of Chijet Inc. and subsidiaries reflect the accounting of the combined acquired subsidiaries at historical carrying values, except that equity reflects the equity of Chijet Inc.

On July 12, 2022, we entered into a definitive business combination agreement with Deep Medicine Acquisition Corp., a blank check, special purpose acquisition company incorporated in Delaware, and related support agreement, dated as of such date with this company and its sponsor, Bright Vision Sponsor LLC. On September 26, 2022 this business combination agreement and related supported agreement were terminated following expiration of a prescribed negotiation period in the business combination agreement. None of the parties were obligated to pay any penalties as a result of the termination, pursuant to the terms of the business combination agreement. During 2022, due to COVID-19 pandemic closures, we had approximately five months temporary suspensions of operation.

On October 25, 2022, Chijet Motor entered into the Business Combination Agreement with JWAC, Chijet Inc., the Sellers, Mu Hongwei in the capacity as the Seller Representative thereunder and Merger Sub. On June 1, 2023, as contemplated by the Business Combination Agreement, the Share Exchange occurred such that Chijet became a wholly-owned subsidiary of Chijet Motor, and the Merger Sub merged with JWAC such that JWAC became a wholly-owned subsidiary of Chijet Motor.

As a consequence of the Merger, the Chijet Motor Ordinary Shares are registered under the Exchange Act and listed on Nasdaq, and Chijet Motor is required to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Chijet Motor expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

On January 28, 2024, we engaged Assentsure PAC as our independent registered public accounting firm, to replace UHY, LLP. The change of independent registered public accounting firm was approved by the audit committee of the board of directors and the board of directors of our company on December 29, 2023. Assentsure PAC was engaged to audit and report on our consolidated financial statements as of and for the years ended December 31, 2023, 2022 and 2021.

UHY’s reports on the Company’s financial statements for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that UHY’s report for the fiscal years ended December 31, 2022 and 2021 included a paragraph indicating there was substantial doubt about the Company’s ability to continue as a going concern. Furthermore, during the Company’s two most recent fiscal years and in the subsequent interim period through December 29, 2023, there have been no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to UHY’s satisfaction, would have caused UHY to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.

For the fiscal years ended December 31, 2022 and 2021 and in the subsequent interim period through December 29, 2023, except for the material weaknesses in internal control over financial reporting reported by management in Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s Form F-4/A filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 24, 2023, there were no other “reportable events” as that term is described in Item 16F (a)(1)(v) of Form 20-F.

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We have provided UHY with a copy of the above disclosure and requested that UHY furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of UHY’s letter dated January 4, 2024 is attached as Exhibit 99.1.

During the fiscal years ended December 31, 2022 and 2023 and in the subsequent interim period prior to our engagement of Assentsure PAC, neither we nor anyone on behalf of us has consulted with Assentsure PAC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that UHY LLP concluded was an important factor considered by us in reaching a decision as to any accounting, audit, or financial reporting issue, (ii) any matter that was the subject of a disagreement pursuant to Item 16F(a)(1)(iv) of the instructions to Form 20-F, or (iii) any reportable event pursuant to Item 16F(a)(1)(v) of the instructions to Form 20-F.

Recent Developments

Beginning on July 8, 2024, the Company’s ordinary shares began trading on Nasdaq on a split adjusted basis. Upon effectiveness of the reverse stock split, every 30 shares of the Company’s issued and outstanding ordinary shares was automatically converted into one share of issued and outstanding ordinary shares. No fractional shares were issued as a result of the reverse stock split. Instead, any fractional shares that would have resulted from the split were rounded up to the next whole number.

On July 17, 2024, we received a demand letter from Greentree Financial Group, Inc. (“Greentree Financial”), L&H, Inc. (“L&H”), and Kim Chung Wong (“Wong”) for alleged violations of a Non-Redemption Agreements and Contingent Value Rights Agreement (“CVR”), and demanding that the Company register for resale 315,000 pre-split Downside Protection Shares for Greentree Financial; 379,946 pre-split Downside Protection Shares for L&H; and 380,000 pre-split Downside Protection Shares for Wong, as well as additional 150,436 post-split Downside Protection Shares to Greentree Financial; 181,453 post-split Downside Protection Shares to L&H; and 181,479 post-split Downside Protection Shares to Wong. In addition, the demand is to release the alleged CVR shares: 51,733 post-split shares to Greentree Financial; 93,598 post-split shares to L&H; and 144,248 post-split shares to Wong. The letter also demanded $450,000 to Greentree Financial as alleged debt pursuant to the Greentree Financial Group Advisory Agreement executed on June 15, 2023.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and, if applicable, in any accompanying prospectus supplement before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities registered as set forth in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated and existing under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

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●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

●	Cayman Islands exempted companies do not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, a majority of our directors and executive officers reside within China, and most of the assets of these persons are located within China. None of our directors and executive officers resides in Hong Kong, and their assets are primarily located outside Hong Kong. As a result, it may be difficult or impossible for you to effect service of process within the United States upon these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

We have appointed Puglisi as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder (Cayman) LLP, our legal counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely:

●	to recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state or territory in the United States; and

●	in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the civil liability provisions of federal securities laws of the United States or any state or territory within the United States so far as the liabilities imposed by those provisions are penal in nature.

Maples and Calder (Cayman) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty; (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter, and (vi) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from a United States court predicated upon the civil liabilities provision of the federal securities laws in the United States if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC currently does not have any treaties or other form of reciprocity arrangement that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. Therefore, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

Ordinary Shares, debt securities, warrants, subscription rights and units.

The following is a description of the terms and provisions of our shares, debt securities and warrants to purchase shares, or debt securities, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the warrants, and, in certain cases, the ordinary shares that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, or Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our share capital is $30,000,000 divided into 10,000,000,000 shares of a nominal or par value of $0.003 each. As of the date of this prospectus, 5,356,905 ordinary shares were issued and outstanding.

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act as they relate to the material terms of our ordinary shares.

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Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company is not required to open its register of members for inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings given for a period of up to 30 years);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable.

Dividends

The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our amended and restated memorandum and articles of association and the Companies Act.

Under Cayman Islands law, dividends may be paid only out of profits or share premium, provided that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business. Any dividend declared on our ordinary shares shall be payable to holders of ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there must be entered therein:

●	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

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The shareholders recorded in the register of members are deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Voting Rights

Each holder of ordinary shares is entitled to one vote for each share registered in their name on the register of members on all matters upon which the ordinary shares are entitled to vote. Voting at any general meeting is by poll.

General Meetings and Shareholder Proposals

A quorum required for a general meeting is the holders of a majority of the issued and outstanding ordinary shares in our company entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Although not required by the Cayman Islands Companies Act or our amended and restated memorandum and articles of association, we expect to hold annual general meetings and such meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate not less than one-third in par value of our issued shares that carry the right to vote at general meetings. Advance notice of at least 10 days is required for the convening of our annual general meeting and other general meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Islands Companies Act and the amended and restated memorandum and articles of association of our company. A special resolution will be required for important matters such as change of name or making further changes to the amended and restated memorandum and articles of association of our company.

Transfer of ordinary shares

Subject to the restrictions of our amended and restated memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Share unless:

● the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

● the instrument of transfer is in respect of only one class of ordinary shares;

● the instrument of transfer is properly stamped, if required;

● in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; or

● the ordinary shares transferred are free of any lien in favor of ours.

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If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 30 days in any year.

Liquidation

On a winding up of our company, if the assets available for distribution among its shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among its shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by its shareholders in proportion to the par value of the shares held by them.

Calls on ordinary shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by our board of directors or by a special resolution of our shareholders. We may also repurchase any of its shares provided that the manner and terms of such purchase have been agreed between the board of directors and the relevant shareholder or are otherwise authorized by its amended and restated memorandum and articles of association. Under the Cayman Islands Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Cayman Islands Companies Act, the amended and restated memorandum and articles of association and Cayman Islands law, be varied either with the written consent of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or its corporate records. However, we will provide our shareholders with annual audited financial statements.

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Changes in Capital

We may from time to time by ordinary resolution:

● increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

● consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

● convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

● sub-divide its existing shares, or any of them into shares of a smaller amount that is fixed by the amended and restated memorandum and articles of association; and

● cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to Companies Act and confirmation by the Grand Court of the Cayman Islands on an application by us for an order confirming such reduction, we may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

Differences in Corporate Law

The Companies Act is modeled after that of the English companies’ legislation but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to Delaware corporations and their shareholders.

Majority Independent Board

A domestic U.S. company listed on the Nasdaq Stock Market must comply with the requirement that a majority of the board of directors must be comprised of independent directors as defined under Nasdaq Stock Market Rules 5605(b)(1). As a Cayman Islands corporation, we are allowed to follow home country practices in lieu of certain corporate governance requirements under the Nasdaq Stock Market Rules where there is no similar requirement under the laws of the Cayman Islands. We intend to rely on such exemption and do not intend to have a majority of the board be independent upon completion of the offering.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands exempted companies and between Cayman Islands exempted companies and non-Cayman Islands exempted companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of each class of shareholders, or (b) a majority in number representing 75% in value of each class of creditors with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the due majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory provisions, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or a derivative action in the name of, a company to challenge the following acts in the following circumstances:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation.

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A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands exempted company is in the position of a fiduciary with respect to the company, and therefore he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third-party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands exempted company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under our amended and restated memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract or arrangement with our company must declare the nature of their interest at a meeting of the board of directors. A director may vote in respect of any contract, transaction or arrangement, or any proposed contract, transaction or arrangement, notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract, transaction or arrangement is considered and voted upon.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association provides that our company shall indemnify our directors (including alternate directors) and officers and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of any such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our amended and restated memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposal before a meeting and provides limited rights for shareholders to requisition a general meeting. However, these rights may be provided in articles of association. Our amended and restated memorandum and articles of association allow any two or more our shareholders, who together hold shares which carry in aggregate not less than ten percent of all votes attaching to all of the issued and outstanding shares of our company, to requisition an extraordinary general meeting of our shareholders. As an exempted Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated memorandum and articles of association do not provide for cumulative voting.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, directors can be removed by a special resolution of our shareholders notwithstanding anything in our articles of association or in any agreement between our company and such director. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions entered into must be bona fide in the best interests of the company, for a proper corporate purpose and not with the effect of perpetrating a fraud on the minority shareholders.

Dissolution and Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under the Companies Act, our company may be dissolved, liquidated or wound up by either an order of the courts of the Cayman Islands or by a special resolution of our shareholders, or by an ordinary resolution of our shareholders on the basis that our company is unable to pay its debts as they fall due.

Variation of Rights of Shares

If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association and as permitted by the Companies Act, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class either with the unanimous written consent of all of the holders of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than a right to receive copies of our memorandum and articles of association, any special resolutions which have been passed by our shareholders, and our register of mortgages and charges). However, we intend to provide our shareholders with annual reports containing audited financial statements.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by foreign law or by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our amended and restated memorandum and articles of association that require the Company to disclose shareholder ownership above any particular ownership threshold.

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DESCRIPTION OF ORDINARY SHARES

We may issue our ordinary shares either alone or underlying other securities convertible into or exercisable or exchangeable for our ordinary shares.

Holders of our ordinary shares are entitled to certain rights and subject to certain conditions as set forth in our amended and restated memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

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●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our ordinary shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

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●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any general meeting for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

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●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Ordinary Shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the shares Ordinary Shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see the sections entitled “Where You Can Find More Information about Us” and “Incorporation of Documents by Reference”. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

●	through agents;

●	to dealers or underwriters for resale;

●	directly to purchasers;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

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Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.

Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

Conflicts of Interest

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the debt securities and warrants offered by this prospectus, to the extent governed by the laws of the State of New York, will be passed upon for us by Carter Ledyard & Milburn LLP, our special United States counsel. The validity of the shares, to the extent governed by Cayman Islands law, will be passed upon for us by Maples and Calder (Cayman) LLP, our special legal counsel as to Cayman Islands law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements of Chijet Motor Company, Inc. as of December 31, 2023 and for the year ended December 31, 2023 and as of December 31, 2022 and for the year ended December 31, 2022, incorporated by reference in this prospectus, have been audited by Assentsure PAC, an independent registered public accounting firm which replaced our predecessor auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The offices of Assentsure PAC are located in Singapore.

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23,809,530 Class A Ordinary Shares

Up to 47,619,060 Series A Warrants, Each to Purchase One Class A Ordinary Share

23,809,530 Series B Warrants to Purchase up to 23,809,530 Units, Each Consisting of One Class A Ordinary Share and One Series A Warrant to Purchase One Class A Ordinary Share

Up to 71,428,590 Class A Ordinary Shares Underlying the Series A Warrants and Series B Warrants

Placement Agent Warrants to Purchase up to 1,190,476 Class A Ordinary Shares

Up to 1,190,476 Class A Ordinary Shares Underlying Placement Agent Warrants

DIGITAL CURRENCY X TECHNOLOGY INC.

PROSPECTUS SUPPLEMENT

Maxim Group LLC

Sole Placement Agent

Prospectus supplement dated September 18, 2026